UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FRANKLIN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed: ☐

FRANKLIN RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

The Board of Directors of Franklin Resources, Inc. (the “Company”) invites you to attend the 2015 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, March 11, 2015 at 9:30 a.m., Pacific Time, in the H. L. Jamieson Auditorium, at One Franklin Parkway, Building 920, San Mateo, California for the following purposes:

1.	To elect the 10 nominees for director named herein to the Board of Directors to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

3.	To submit for re-approval the material terms of the performance goals included in the Company’s 2002 Universal Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code,

4.	To transact such other business that may properly be raised at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder. As a result, some of you will receive a Notice of Internet Availability of Proxy Materials and others will receive paper copies of the Proxy Statement and our Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials, if you so desire. Electronic delivery is designed to expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement, the proxy card, the Annual Report, and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at www.proxyvote.com.

The Company’s Board of Directors has fixed the close of business on January 14, 2015 as the record date for the determination of stockholders entitled to receive notice of, and to vote on, all matters presented at the Annual Meeting or any adjournments thereof. Your vote is very important. Even if you think that you will attend the Annual Meeting, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders as of the record date. Each stockholder will need to provide an admission ticket or proof of ownership of the Company’s stock and valid picture identification for admission to the meeting. Admission procedures are described further on page 3 of the Proxy Statement.

By order of the Board of Directors,

MARIA GRAY

SECRETARY

JANUARY 22, 2015

SAN MATEO, CALIFORNIA

Your vote is important.

Please vote via the Internet, by telephone, by mail or in person at the Annual Meeting.

SECTION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	COVER PAGE

PROXY STATEMENT	1

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	1

VOTING INFORMATION	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
GENERAL	5
NOMINEES	7
CORPORATE GOVERNANCE	13
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	17
BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS	17
COMMITTEE MEMBERSHIP AND MEETINGS	17
THE AUDIT COMMITTEE	17
THE COMPENSATION COMMITTEE	18
THE SPECIAL AWARDS COMMITTEE	19
THE CORPORATE GOVERNANCE COMMITTEE	19
BOARD LEADERSHIP STRUCTURE	21
RISK MANAGEMENT AND THE BOARD’S ROLE IN RISK OVERSIGHT	22
DIRECTOR FEES	23
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	26
STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS	27
EXECUTIVE COMPENSATION	29
COMPENSATION DISCUSSION AND ANALYSIS	29
COMPENSATION COMMITTEE REPORT	44
SUMMARY COMPENSATION TABLE	45
GRANTS OF PLAN-BASED AWARDS (FISCAL YEAR 2014)	47
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END	48
OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2014)	49
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	50
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	53
REPORT OF THE AUDIT COMMITTEE	54
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	60

PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61

PROPOSAL NO. 3 STOCKHOLDER RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS INCLUDED IN THE FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN	62

ADDITIONAL INFORMATION	72
STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS AT 2016 ANNUAL MEETING	72
CONTACT THE BOARD OF DIRECTORS	72
ELECTRONIC ACCESS TO PROXY MATERIALS AND DIRECTIONS	73
HOUSEHOLDING OF PROXY MATERIALS	73
THE ANNUAL REPORT	74
ANNUAL REPORT ON FORM 10-K	74

APPENDIX A:	FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN	A-1

FRANKLIN RESOURCES, INC.

One Franklin Parkway

San Mateo, California 94403-1906

PROXY STATEMENT

January 22, 2015

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the “Company”), of the accompanying proxy to be voted at the 2015 annual meeting of stockholders (the “Annual Meeting”), which will be held on Wednesday, March 11, 2015, at 9:30 a.m., Pacific Time, in the H. L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California, 94403-1906, at the Company’s principal executive offices. We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each stockholder entitled to vote on or about January 22, 2015.

All materials filed by the Company with the Securities and Exchange Commission (the “SEC”) can be obtained at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 or through the SEC’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Under the rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily over the Internet. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about January 22, 2015, we mailed to each of our stockholders (other than those who previously requested electronic or paper delivery, participants in the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”) and holders of shares in excess of certain thresholds), a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials at www.proxyvote.com. If you received paper copies of our proxy materials and wish to receive them by electronic delivery in the future please request electronic delivery on www.proxyvote.com or https://enroll.icsdelivery.com/ben/Default.aspx.

VOTING INFORMATION

WHO CAN VOTE?

Holders of the Company’s common stock, par value $0.10 per share (the “common stock”), at the close of business on January 14, 2015 (the “Record Date”) are entitled to one vote for each share owned on that date on each matter presented at the Annual Meeting. As of December 31, 2014, the Company had 622,516,648 shares of common stock outstanding. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice of Internet Availability of this Proxy Statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction form included in the mailing or by following their instructions for voting by telephone or on the Internet.

WHAT MATTERS ARE TO BE CONSIDERED AT THE ANNUAL MEETING?

At the Annual Meeting, stockholders will be asked to consider and vote upon the: (1) election of 10 directors to the Company’s Board of Directors (the “Board of Directors” or “Board”) to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal; (Proposal No. 1); (2) ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015 (“fiscal year 2015”) (Proposal No. 2); and (3) re-approval of the material terms of the performance goals included in the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (“USIP”) (Proposal No. 3).

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

HOW MANY VOTES ARE NEEDED TO HOLD THE ANNUAL MEETING?

In order to take any action at the Annual Meeting, a majority of the Company’s outstanding shares as of the Record Date must be present in person or by proxy and entitled to vote at the Annual Meeting. This is called a quorum.

WHO COUNTS THE VOTES?

The voting results will be tallied by Broadridge Financial Solutions, Inc. and the Inspector of Elections, and reported on a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

WHAT IS A PROXY?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. The Board of Directors is asking you to allow any of the persons named on the proxy card (Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and President; Rupert H. Johnson, Jr., Vice Chairman; and Maria Gray, Vice President and Secretary) to vote your shares at the Annual Meeting.

HOW DO I VOTE?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record. You may also vote by telephone, using the Internet or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card. Please see the Notice of Internet Availability of Proxy Materials, your proxy card or the information your bank, broker, or other holder of record provided to you for more information on these options. Except for certain stockholders described below, the deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time (“ET”), on Tuesday, March 10, 2015.

The persons named as your proxy holders on the proxy card will vote the shares represented by your proxy in accordance with the specifications you make. For stockholders of record that return their proxy card but do not provide instructions on how to vote, the persons named as your proxy holders on the proxy card will vote the shares represented by the proxy FOR all nominees to the Board of Directors (Proposal No. 1); FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (the “independent auditors”) for fiscal year 2015 (Proposal No. 2); and FOR the re-approval of the material terms of the performance goals included in the USIP (Proposal No. 3). For beneficial holders that return their voting instructions but do not provide instructions on how to vote, your bank, broker or other holder of record will only have the discretion to vote on the ratification of the appointment of PricewaterhouseCoopers

LLP as the Company’s independent auditors for fiscal 2015 (Proposal No. 2). Additionally, unless you specify otherwise on your proxy card, if any other matters come before the Annual Meeting to be voted on, the persons named as your proxy holders on the proxy card will vote, act and consent on those matters in their discretion.

For participants in the Franklin Templeton 401(k) Retirement Plan, your shares will be voted as you specify on your proxy card. If you do not vote, your shares will be voted by the independent fiduciary for and against the proposals in the same proportion as shares for which directions are received by the independent fiduciary, unless the independent fiduciary decides that the law requires that the independent fiduciary vote them differently. (This also means that the way you vote will also affect how the independent fiduciary will vote the shares of participants who do not vote.) If you wish to abstain from voting on any matter, you must indicate this on your proxy card. You cannot vote your 401(k) Plan shares in person at the Annual Meeting. To allow sufficient time for your shares to be voted as you instruct, the trustee must receive your vote by no later than 2:00 p.m. ET on Friday, March 6, 2015.

CAN I CHANGE OR REVOKE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. Whether your vote is submitted via the mail, the Internet or by telephone, you may change or revoke your proxy at any time before it is voted. A proxy, including an Internet or telephone vote, may be changed or revoked by submitting another proxy with a later date at any time prior to the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Participants in the 401(k) Plan may revoke their proxy by no later than 2:00 p.m. ET on Friday, March 6, 2015.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING INSTEAD OF VOTING BY PROXY?

Yes. Please see requirements for attending the Annual Meeting below. However, we encourage you to complete and return the enclosed proxy card to ensure that your shares are represented and voted. Beneficial owners must obtain a “legal proxy” from your bank, broker or other holder of record that holds your shares in order to vote your shares at the Annual Meeting. Participants in the 401(k) Plan must vote by no later than 2:00 p.m. ET on Friday, March 6, 2015 and may not vote at the Annual Meeting.

WHO MAY ATTEND THE ANNUAL MEETING?

Attendance at the Annual Meeting is limited to stockholders as of the Record Date. You will need to provide proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record you must present proof, such as a bank or brokerage account statement, of your ownership of common stock as of January 14, 2015, to be admitted to the Annual Meeting. For holders of record, please bring either the admission ticket attached to your proxy card or your Notice of Internet Availability of Proxy Materials. At the Annual Meeting, representatives of the Company will confirm your stockholder status. Stockholders must also present a form of photo identification such as a driver’s license or passport to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, bags, briefcases, packages or similar items will be permitted at the Annual Meeting.

HOW ARE VOTES COUNTED?

To be counted as “represented”, a proxy card must have been returned for those shares, the stockholder must have voted the shares by telephone or over the Internet, or the stockholder must be present and vote at the Annual Meeting. Votes will be tabulated by Broadridge Financial Solutions, Inc. and the Inspector of Elections appointed for the Annual Meeting. Affirmative and negative votes, abstentions and broker non-votes will be separately tabulated.

WHAT IS A BROKER NON-VOTE?

A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Under New York Stock Exchange (“NYSE”) rules, the ratification of the selection of an independent registered public accounting firm (Proposal No. 2), is considered a “routine” matter, and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. Brokers may not vote on the other proposals contained in this Proxy Statement, which are considered “non-routine” proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

•

The election of directors (Proposal No. 1) requires that a director receive a majority of the votes cast with respect to that director at the Annual Meeting. This means that the number of shares of stock voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. Abstentions and broker non-votes will not have any effect on the election of directors.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to ratify the appointment of PricewaterhouseCoopers LLP (Proposal No. 2). Abstentions will have the same effect as a vote against this proposal.

•

The affirmative vote of the holders of shares of common stock, having a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, are necessary to re-approve the material terms of the performance goals included in the USIP for purposes of compliance with Section 162(m) of the Internal Revenue Code. (Proposal No. 3). Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not have any effect on the outcome of this proposal.

Shares that are voted in person or by proxy are treated as being present at the Annual Meeting for purposes of establishing a quorum, and will be included in determining the number of shares represented and voted at the Annual Meeting with respect to such matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

WHO PAYS FOR THIS PROXY SOLICITATION?

Your proxy is being solicited by the Board on behalf of the Company. The Company pays the cost of soliciting your proxy and reimburses brokerage costs and other fees for forwarding proxy materials to you.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Corporate Governance Committee of the Board recommended and nominated, and the Board approved, the nominees named below for election as members of the Board. With the exceptions of Ms. Mariann Byerwalter and Mr. Seth H. Waugh who were each recommended to the Board by the Corporate Governance Committee and who are standing for election for the first time, each director nominee was elected by the Company’s stockholders at the Company’s last annual meeting of stockholders and, accordingly, is standing for re-election. Ms. Byerwalter was recommended to the Corporate Governance Committee by the current independent Lead Director. Mr. Waugh was recommended to the Corporate Governance Committee by an executive recruiting firm hired by the Corporate Governance Committee to identify potential director candidates. Samuel H. Armacost, who has been a member of the Board since 2004 and Anne M. Tatlock who has been a member of the Board since 2001, will not be standing for re-election at the meeting, since under our Corporate Governance Guidelines they are not eligible to be recommended for nomination as a director due to age. Mariann Byerwalter, a first-time director nominee, is expected to resign from the boards of investment companies affiliated with Charles Schwab Corporation (“Schwab”) prior to the Annual Meeting. If Ms. Byerwalter’s association with Schwab has not been severed by the time of the Annual Meeting, her nomination for election as a director will be withdrawn.

The Corporate Governance Committee and the Board believe that the nominees have the requisite experience, qualifications, attributes and skills to provide the Company with effective oversight of a global investment management organization. The Corporate Governance Committee and the Board believe that there are general requirements and skills that are required of each director and other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board believes that, consistent with these requirements, each nominee displays a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to board duties, a commitment to representing the best interest of the Company and its stockholders and a dedication to enhancing stockholder value. The Board seeks to assemble a group of directors that, as a whole, represents a mix of experiences and skills that allows appropriate deliberation on all issues that the Board might be likely to consider. The Corporate Governance Committee’s Policy Regarding Nominations and Qualifications of Directors described below outlines the qualities that the Corporate Governance Committee and the Board seek in director nominees.

If elected, each nominee will serve until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

In accordance with the Company’s Director Independence Standards, described more fully below, and the rules of the NYSE, the Board has affirmatively determined that it is currently composed of a majority of independent directors, and that the following director nominees are independent and do not have a material relationship with the Company: Peter K. Barker; Mariann Byerwalter, Mark C. Pigott; Chutta Ratnathicam; Laura Stein; Seth H. Waugh and Geoffrey Y. Yang. In addition, Samuel H. Armacost and Anne M. Tatlock, who will continue to be members of the Board until their expected retirement at the Annual Meeting, have been determined to be independent directors. With respect to Mr. Barker, the Corporate Governance Committee considered payments for legal and filing fees related to visas and work permits during fiscal year 2014 to Fragomen, Del Ray, Bersen and Loewy, LLP, (“Fragomen”), a global immigration law firm, at which Mr. Barker’s brother was a partner until his retirement on December 31, 2013. The Company’s use of Fragomen’s services is managed through the human resources group which handles visa and work permit matters for our employees. The Company has used the services of Fragomen since 2008, before Mr. Barker joined our Board, and Mr. Barker’s brother did not personally provide services to the Company. Mr. Barker did not have a direct or indirect material interest in any of these transactions.

MAJORITY VOTING FOR DIRECTORS

The Company’s Amended and Restated Bylaws provide for majority voting in the election of directors. This means that, in uncontested elections, directors are elected by a majority of the votes cast. Consequently, the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Pursuant to the Company’s Corporate Governance Guidelines, the Corporate Governance Committee has established procedures for director resignation in situations where a director fails to receive a majority of votes cast in his or her election. The Company’s Corporate Governance Guidelines provide that, in the event a director fails to be elected, the Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board accept any resignation offer, the Corporate Governance Committee may consider all factors believed relevant by such committee’s members. Unless applicable to all directors, the director whose resignation is under consideration is expected to recuse himself or herself from the Board vote. The Board will promptly disclose its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K filed with the SEC. If the Board accepts a director’s resignation pursuant to this process, the Corporate Governance Committee will recommend to the Board whether to fill the vacancy created or reduce the size of the Board.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the election to the Board of each of the nominees listed below. The voting requirements for this proposal are described in the “Voting Information” section above.

NOMINEES

Listed below are the names, ages as of December 31, 2014, and principal occupations and membership on public boards for the past five years of each director and nominee. In addition, we have also provided information concerning the particular experience, qualification, attributes and/or skills that the Corporate Governance Committee and the Board considered as relevant to each director and nominee that led to the conclusion that he or she should serve as a director.

Peter K. Barker Age 66 Director since 2013

Retired California Chairman of JPMorgan Chase & Co., a global financial services firm, serving from 2009 to January 2013. From 1971 until his retirement in 2003 affiliated with Goldman Sachs & Co., serving as a general partner from 1982 to 1998. Director, Avery Dennison Corporation and Fluor Corporation.

Key Attributes, Experience and Skills:

Mr. Barker’s significant financial expertise provides the Board with valuable perspectives on international financial, investment management and banking matters. During his 40 plus years of experience with Goldman, Sachs & Co., and JP Morgan Chase & Co., during which he has served in numerous leadership roles, including as head of Goldman Sach’s investment banking activities on the West Coast, he developed a deep understanding of capital structure, strategic planning, mergers and acquisitions and wide-ranging management expertise. Mr. Barker’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the W.M. Keck Foundation and Claremont McKenna College provides our Board with the benefit of his perspectives on business, corporate governance and citizenship.

Mariann Byerwalter Age 54 Nominee

Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, since January 2014, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm, since 2001. From 1996 to 2001, she served as the Chief Financial Officer, Vice President for Business Affairs and Special Assistant to the President of Stanford University. Partner and co-founder of American First Financial Corporation from 1987 to 1996. Director, Redwood Trust, Inc. and WageWorks, Inc. Trustee of various investment companies affiliated with Charles Schwab Corporation since 2000; Ms. Byerwalter is expected to resign from the boards of these investment companies prior to the Annual Meeting. Ms. Byerwalter’s nomination is subject to the severance of her association with Charles Schwab Corporation by the time of the Annual Meeting.

Key Attributes, Experience and Skills:

Ms. Byerwalter’s significant financial expertise would provide the Board with valuable perspectives on finance, accounting and investment management matters. From her leadership roles at Stanford University and several financial institutions she has a deep understanding of accounting and strategic planning as well as wide-ranging management expertise. Ms. Byerwalter’s current and prior service on the boards of private and public companies as well as with non-profit organizations including SRI International, Pacific LifeCorp and Pacific Mutual Holding Company, Burlington Capital Group, Stanford Hospital & Clinics, Lucile Packard Children’s Hospital, and the Stanford University Board of Trustees would also provide our Board with the benefit of her perspectives on business, corporate governance and citizenship.

Charles E. Johnson Age 58 Director since June 2013; Previously Director from 1993 to 2002

Founder and Managing Member of Tano Capital, a California based family office and alternative asset management firm, with offices in Singapore, Mumbai, Mauritius and the San Francisco Bay Area, since 2004. Director of a subsidiary of the Company. Formerly, Co-President of the Company and an officer and/or director of certain subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. C. E. Johnson’s experience as founder and Managing Member of Tano Capital and as a director of Company subsidiary Darby Overseas Investments, Ltd., provides the Board with wide-ranging expertise and insights into alternative asset management and the global fund management industry. He also contributes extensive knowledge of the Company as a result of spending over 20 years of his career working in various positions at the Company and its subsidiaries, including serving as a co-president of the Company from 1999 to 2002 and Chief Executive Officer and President of Company subsidiary Templeton Worldwide Inc. from 1994 to 2002. While serving in those roles, Mr. C. E. Johnson’s responsibilities included global oversight of all portfolio management, information technology, product development and mergers and acquisitions. He is a certified public accountant and also serves on the board Curriki, a non-profit organization, as well as on the advisory board of a Salvation Army rehabilitation center.

Gregory E. Johnson Age 53 Director Since 2007

Chairman of the Board since June 2013, Chief Executive Officer of the Company since January 2004 and President of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 44 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. G. Johnson brings leadership and extensive business and operating experience, as well as significant knowledge of our Company and the global fund management industry, to the Board. Mr. G. Johnson is a certified public accountant and prior to joining the Company, was a senior accountant with Coopers & Lybrand. Over his 28-year tenure with the Company, Mr. G. Johnson has held officer and director positions with various subsidiaries of the Company, hands-on experience that provides him with in-depth knowledge of the Company’s operations. Mr. G. Johnson’s presence on the Board provides the Board with management’s current perspectives on the Company’s business and strategic vision for the Company. Mr. G. Johnson’s service on various boards of industry organizations, including the Investment Company Institute’s Board of Governors, also provides the Board with the benefit of additional perspectives on industry developments, including regulatory and policy issues. He is a past Chairman and is currently serving as Vice Chairman of the Investment Company Institute.

Rupert H. Johnson, Jr. Age 74 Director Since 1969

Vice Chairman of the Company since December 1999; officer and/or director of certain subsidiaries of the Company; officer and/or director or trustee of 41 registered investment companies managed or advised by subsidiaries of the Company.

Key Attributes, Experience and Skills:

Mr. R. Johnson’s service as Vice Chairman of the Company and as an officer, director or trustee of various subsidiaries of the Company and Franklin Templeton mutual funds since its inception provide the Board with significant knowledge of and insights into the Company and the global fund management industry in which we operate. His fundamental knowledge of the Company gained over 49 years gives him an important perspective on the Company and provides significant leadership, business and operational expertise to the Board. Mr. Johnson has served on various industry boards and committees addressing investment company issues including the Board of Governors of the Investment Company Institute. In his capacity with the Company, he has served as Director of Research and is a portfolio manager for one of its funds. He provides the Board with a unique perspective on critical components of the Company’s business.

Mark C. Pigott Age 60 Director since 2011

Executive Chairman of PACCAR Inc, a global technology company in the capital goods and financial services industries since April 2014. Formerly, Chairman and Chief Executive Officer from January 1997 to April 2014. Formerly, Vice Chairman from January 1995 to December 1996, Executive Vice President from December 1993 to January 1995, Senior Vice President from January 1990 to December 1993, and Vice President from October 1988 to December 1989, of PACCAR. Director, PACCAR Inc.

Key Attributes, Experience and Skills:

Mr. Pigott’s experience leading PACCAR Inc, a Fortune 200 company, provides the Board with valuable perspectives on financial, operational and strategic matters. Mr. Pigott has been recognized several times as one of the 10 Best CEOs by Forbes magazine. Under his leadership, PACCAR has generated superior long term shareholder returns and received 30 J.D. Power Customer Satisfaction Awards. He brings substantial expertise in the areas of client service and customer satisfaction. As the leader of a major global company, Mr. Pigott developed a deep understanding of issues associated with operating in multiple jurisdictions. His service on several boards including the Royal Shakespeare Company America and the PACCAR Foundation, as well as his service on the board of PACCAR, provides our Board with the benefit of his views on business, corporate governance and citizenship, finance and compensation matters.

Chutta Ratnathicam Age 67 Director Since 2003

Retired Senior Vice President and Chief Financial Officer of CNF Inc., a freight transportation, logistics, supply chain management and trailer manufacturing company, from 1997 to March 2005; formerly, Chief Executive Officer of the Emery Worldwide reporting segment of CNF from September 2000 to December 2001.

Key Attributes, Experience and Skills:

Mr. Ratnathicam’s experience of over 27 years in various accounting, finance and executive management roles, including as the Chief Financial Officer at CNF, Inc., provides the Board with significant expertise in the areas of finance, accounting, strategic planning and auditing. Mr. Ratnathicam has held finance and other management positions internationally, and has a keen understanding of the issues facing a multinational business such as the Company. He is on the Advisory Board of the California State University East Bay School of Business and Namaste Direct, a micro finance organization, and qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Laura Stein Age 53 Director Since 2005

Senior Vice President—General Counsel of The Clorox Company, a leading marketer and manufacturer of consumer products, since 2005; formerly, Senior Vice President and General Counsel of H.J. Heinz Company, a global marketer and manufacturer of branded food products, from 2000 to 2005. Director, Canadian National Railway Company.

Key Attributes, Experience and Skills:

As general counsel of two multinational corporations, with responsibility for legal, compliance, corporate governance, risk management and internal audit, among other matters, Ms. Stein brings expertise in these critical areas to the Board. Ms. Stein speaks six languages and has lived in non-US jurisdictions, bringing a global perspective and experience. She has a deep understanding of financial statements, corporate finance, and accounting. In addition, Ms. Stein’s leadership and service on the boards of non-profit organizations including Corporate Pro Bono, Equal Justice Works and the Leadership Council on Legal Diversity also provide the Board with the benefit of additional perspectives on diversity and corporate citizenship.

Seth H. Waugh Age 56 Nominee

Vice Chairman of Florida East Coast Industries, LLC, the parent company of several commercial real estate, transportation and infrastructure companies based in Florida, since 2013. From 2000 to 2013, Mr. Waugh served in various roles at Deutsche Bank Americas, including Chief Executive Officer and Chairman of the Board of Directors of Deutsche Bank Securities Inc. Previously Chief Executive Officer of Quantitative Financial Strategies, a hedge fund. Mr. Waugh also served in various capacities at Merrill Lynch over eleven years, including Co-head of Global Debt Markets.

Key Attributes, Experience and Skills:

Mr. Waugh’s significant experience in the financial sector would provide the Board with valuable perspectives on capital markets, banking and investment management. Having held various leadership roles at Deutsche Bank and other financial institutions, Mr. Waugh would bring strong leadership skills as well as deep knowledge of operational and strategic matters to the Board. His service on the boards of the Deutsche Bank Americas Advisory Board, the Deutsche Bank Americas Foundation, The Clearing House, the Financial Services Forum and the Board of Governors at the Financial Industry Regulatory Authority, Inc. (FINRA) would provide our Board with the benefit of his substantial expertise in financial industry developments and corporate citizenship.

Geoffrey Y. Yang Age 55 Director since 2011

Managing Director and Founding Partner of Redpoint Ventures, a private equity and venture capital firm, since 1999. Formerly, General Partner with Institutional Venture Partners from 1987 to 1999. Mr. Yang is a past president of the Western Association of Venture Capitalists, director of the National Venture Capital Association, chairman of the Stanford Engineering Fund, and a member of the President’s Information Technology Advisory Committee. Previously director of BigBand Networks and TiVo, Inc.

Key Attributes, Experience and Skills:

Mr. Yang’s experience as a Founding Partner and Managing Director of Redpoint Ventures provides the Board with valuable perspectives on financial and strategic matters as well as expertise in the capital markets. Since joining the venture capital business in 1985, Mr. Yang has helped start many media and infrastructure companies, including Ask Jeeves, Excite and MySpace. This experience provides strategic direction, growth and technology expertise to the Company. Mr. Yang’s current and prior service on the boards of several private and public companies as well as with non-profit organizations including the Advisory Council for the Stanford

Graduate School of Business, the United States Golf Association and the United States Olympic Committee Foundation, provides our Board with the benefit of his perspectives on business, corporate governance and citizenship, and finance.

FAMILY RELATIONSHIPS

Gregory E. Johnson, the Chairman of the Board, Chief Executive Officer and President and a director of the Company, is the nephew of Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, the brother of Charles E. Johnson, a director of the Company and Jennifer M. Johnson, the Executive Vice President and Chief Operating Officer of the Company. Charles E. Johnson is the nephew of Rupert H. Johnson, Jr. and the brother of Gregory E. Johnson and Jennifer M. Johnson. Jennifer M. Johnson is the niece of Rupert H. Johnson, Jr. and the sister of Gregory E. Johnson and Charles E. Johnson.

CORPORATE GOVERNANCE

The Company regularly monitors regulatory developments and reviews its policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, as well as corporate governance-related rules adopted by the SEC and the NYSE.

Corporate Governance Guidelines. The Board has adopted Corporate Governance Guidelines, which are posted in the corporate governance section of the Company’s website at www.franklinresources.com (the “Company’s website”). The Corporate Governance Guidelines set forth the practices the Board follows with respect to, among other things, the composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisers, director compensation, director orientation and continuing education, management succession and performance evaluation of the Board.

Code of Ethics and Business Conduct. The Board has adopted a Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates. The Code of Ethics and Business Conduct is posted in the corporate governance section of the Company’s website. The Company also has a Compliance and Ethics Hotline, where employees can report a violation of the Code of Ethics and Business Conduct or anonymously submit a complaint concerning auditing, accounting or securities law matters. We intend to satisfy the disclosure requirement regarding any amendment to or a waiver of, a provision of the Code of Ethics and Business Conduct for the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, by posting such information on the Company’s website.

Director Independence Standards. The Board has adopted guidelines for determining whether a director is independent, which are available on the Company’s website. The Board will monitor and review as necessary, but at least once annually, commercial, charitable, family and other relationships that directors have with the Company to determine whether the Company’s directors are independent.

For a director to be considered independent, the Board must determine affirmatively that the director does not have material relationships with the Company either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Such determination will be made and disclosed pursuant to applicable NYSE or other applicable rules. A material relationship can include, but is not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships. The Board has established the following guidelines to assist it in determining whether a director does not have material relationships and thereby qualifies as independent:

A.	A director will not be independent if, at any time within the preceding three years (unless otherwise specified below):

1.	(a) the director was employed by the Company; or

(b) an immediate family member1 of the director was employed by the Company as an executive officer2 of the Company;

2.	the director (or an immediate family member of the director who in the capacity of an executive officer of the Company) received direct compensation from the Company (other than for prior service as a director, or as pension or deferred compensation) of more than $120,000 in any 12-month period;

[1]	An immediate family member includes a spouse, parent, child, sibling, father- and mother-in-law, son- and daughter-in-law, brother- and sister-in-law and anyone (other than a domestic employee) sharing the director’s home.
[2]	An executive officer means a Section 16 reporting person under the Securities Exchange Act of 1934, as amended.

3.	(a) the director or an immediate family member of the director is currently a partner of the Company’s internal auditor or external independent auditor;

(b) the director is currently employed by the Company’s internal auditor or external independent auditor;

(c) an immediate family member of the director is currently employed by the Company’s internal auditor or external independent auditor and personally works on the Company’s audit; or

(d) the director or an immediate family member of the director was formerly employed by or a partner of the Company’s internal auditor or external independent auditor and personally worked on the Company’s audit within that time;

4.	the director or an immediate family member of the director was employed by another company and an executive officer of the Company served on the compensation committee of such other company; or

5.	(a) the director is an employee of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the other company’s consolidated gross revenues;

(b) an immediate family member of the director is an executive officer of a company that made payments to or received payments from the Company for property or services, in any single fiscal year, of more than the greater of $1.0 million or 2% of the Company’s consolidated gross revenues; or

(c) the director or an immediate family member of the director serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $3.0 million or 5% of that organization’s consolidated gross revenues.

B.	The following relationships are not by themselves considered to be material and would not by themselves impair a director’s independence:

1.	a director (or an immediate family member of the director) serves as an executive officer, employee, partner or significant owner (more than 10%) of a company that made payments to or received payments from the Company, in any single fiscal year, of less than the greater of $1.0 million or 2% of the consolidated gross revenues of the other entity;

2.	a director is an executive officer of another company, which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other, in any single fiscal year, is less than 2% of the total consolidated assets of the other company;

3.	a director (or an immediate family member of a director) serves as an officer, director or trustee of a tax exempt organization, and the Company’s contributions to the organization, in any single fiscal year, are more than the greater of $1.0 million or 2% of that organization’s consolidated gross revenues, provided that such contributions do not exceed the limits set forth in Paragraph A.5(c) above and that disclosure is made in the Company’s annual proxy statement;

4.	a director serves or served as a director of a subsidiary, which is a privately held, wholly-owned, direct or indirect subsidiary of the Company;

5.	a director or an immediate family member of a director has entered into a transaction(s) with the Company or any affiliate of the Company in which the transaction(s) involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services, provided the terms of such transaction(s) are not preferential to the terms for similar transactions by the Company or affiliate of the Company in the ordinary course; or

6.	a director or an immediate family member of a director maintains a trading, investment management, custody or other account with an affiliate of the Company, provided the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course.

C.	For all relationships not specifically and clearly addressed by the guidelines above, the determination of whether or not a director has a material relationship, and therefore whether or not the director qualifies as independent or not, shall be made by the Board based on the totality of circumstances.

Policy Regarding Multiple Board Memberships. The Board has adopted, upon the recommendation of the Corporate Governance Committee, a policy regarding memberships on boards of directors or equivalent governance bodies of unaffiliated publicly traded companies or other entities. If a member of the Board also serves as the principal executive officer, such as the Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on three or more boards of directors or equivalent governance bodies of unaffiliated publicly traded companies, excluding the Company’s Board. If a member of the Board does not serve as a principal executive officer, such as a Chief Executive Officer or President, of a publicly traded company, it is the policy of the Board that such Board member shall not accept membership on a board of directors or equivalent governance body of another publicly traded company, without first informing and obtaining the consent of the Company’s Corporate Governance Committee, if such new membership would result in the member serving contemporaneously on four or more boards of directors or equivalent governance bodies of publicly traded companies, excluding the Company’s Board.

Policy Regarding Change in Principal Employment of Director. When a director’s principal employment or business association changes significantly during his or her tenure as a director, that director shall offer his or her resignation for consideration by the Board of Directors. The Corporate Governance Committee, on behalf of the Board of Directors, will evaluate the change in circumstances and will recommend to the Board the action, if any, to be taken. The Corporate Governance Committee will review each situation on an individual basis and take into consideration such matters as the Committee deems appropriate, such as the background and expertise of the director and the contribution the director is expected to make to the Board given the change in circumstances. The Board, in its sole discretion, shall determine whether or not to accept the director’s offer of resignation.

Prohibition against Hedging Transactions. Pursuant to the Company’s Code of Ethics and Business Conduct, which is applicable to all employees, temporary employees, directors and officers of the Company and its subsidiaries and affiliates, short sales of securities, including “short sales against the box” (i.e. a short sale by the holder of a long position in the same stock) of securities issued by Franklin Resources, Inc., and securities issued by any closed-end fund sponsored or advised by the Company are prohibited. This prohibition also applies to effecting economically equivalent transactions, including, but not limited to purchasing and selling call or put options and swap transactions or other derivatives that would result in a net short exposure to the Company or any closed-end fund sponsored or advised by the Company.

Stock Ownership Guidelines. As a significant ownership interest by directors in the Company tends to align the interests of members of the Board with the interests of the Company’s stockholders, as of October 20, 2014, all directors on the Board were expected to own shares of common stock of the Company with a value of at least 3x the value of their annual cash retainer; provided, however, that Board members who have not yet served for 5 years on the Board as of October 20, 2014, will be expected to meet the required ownership level within 5 years of their appointment to the Board. Similarly, as a significant ownership interest by certain senior officers in the Company tends to align the interests of members of management of the Company with the Company’s stockholders and to strengthen the link between long-term Company performance and executive compensation, the following senior officers of the Company are expected to own shares of common stock of the Company with a value equal to a specific multiple of such senior officer’s base salary, as indicated in the table below, by the later of December 31, 2010 or five years from when he or she first assumed the particular senior officer position for which stock ownership is expected:

Senior Officer Level	Market Value of Shares Owned as a Multiple of Base Salary
Chairman	5X
Vice Chairman	5X
President and/or Chief Executive Officer	5X
Executive Vice President	4X
Senior Vice President	3X

Both direct and certain indirect forms of ownership are recognized in achieving these guidelines, including shares owned outright, restricted stock, restricted stock units, 401(k) funds invested in shares of the Company’s stock, and funds deemed invested in shares of common stock under the Directors deferred compensation plan. Shares of common stock held by immediate family members (which includes a director’s or senior officer’s spouse, children and parents) or entities controlled by a director or senior officer may be considered holdings of the director or senior officer for purposes of the guidelines only and not as an admission of beneficial ownership for any other purpose. As of December 31, 2014, all directors and officers were in compliance with these guidelines.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

BOARD MEETINGS AND ANNUAL MEETING OF STOCKHOLDERS

During fiscal year 2014, the Board held five meetings (not including committee meetings). For fiscal year 2014, the directors attended over 97% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which a Director served during the periods that he or she served.

During fiscal year 2014, the Board had an Audit Committee, a Compensation Committee, a Special Awards Committee and a Corporate Governance Committee. To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year and generally meet in executive session after regularly scheduled Board meetings. Samuel Armacost, the independent Lead Director, presides at the executive sessions of the independent directors. The Board encourages directors to attend the annual meeting of stockholders. All of the ten directors then standing for election attended last year’s annual meeting in person.

COMMITTEE MEMBERSHIP AND MEETINGS

The current standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Special Awards Committee. The table below provides current membership and meeting information. Upon their retirement, the Board intends to replace the retiring independent directors on the committees on which they serve with other independent directors.

	Audit	Compensation	Corporate Governance	Special Awards
Samuel H. Armacost	—	M	M	—
Peter K. Barker	M	C	—	—
Gregory E. Johnson	—	—	—	M
Mark C. Pigott	—	M	—	—
Chutta Ratnathicam	C	—	—	—
Laura Stein	M	—	M	—
Anne M. Tatlock	—	—	C	—
Geoffrey Y. Yang	M	—	—	—

Fiscal year 2014 Meetings	9	6	5	—	*

M—Member

C—Chairman

*	Mr. G. Johnson is the sole member of the Special Awards Committee. This Committee takes actions by written consent in lieu of meeting.

Below is a description of each standing committee of the Board. The Board has affirmatively determined that each of these standing committees (other than the Special Awards Committee) consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities Exchange Act of 1934, and the Director Independence Standards established by the Board. See “Director Independence Standards” above. The Board has also determined that each member of the Audit Committee and the Compensation Committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

THE AUDIT COMMITTEE

Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee currently consists of Messrs. Ratnathicam (Chairman), Barker and Yang and Ms. Stein.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee: (1) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee also prepares the report the Audit Committee is required to include in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including approval of all services and fees of the independent auditors. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, the related reports and any recommendations they may make. The Audit Committee also reviews the annual audited financial statements for the Company. In addition, the Audit Committee assists the Board in the oversight of the Company’s risk management processes (as described more fully below under “Risk Management and the Board’s Role in Risk Oversight”).

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval. The Audit Committee met nine times during fiscal year 2014. The Audit Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/pages/generic_content/corporate_governance/audit_committee_charter.jsf. The Board has determined that all Audit Committee members are financially literate under the NYSE listing standards and that Mr. Chutta Ratnathicam, an independent director, is an audit committee financial expert within the meaning of the rules of the SEC.

THE COMPENSATION COMMITTEE

The Compensation Committee currently consists of Messrs. Barker (Chairman), Armacost and Pigott. Another independent director will be added to the Committee upon Mr. Armcost’s retirement. The Compensation Committee oversees the establishment of goals and objectives related to Chief Executive Officer compensation, determines the compensation level of the Chief Executive Officer, assists the Board in fulfilling its responsibility relating to the compensation (and related benefits) of the executive officers of the Company, discharges the responsibilities of the Board relating to compensation of the Company’s executives and prepares the annual report on executive officer compensation for the Company’s proxy statement. The Committee also reviews and discusses with management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in the Company’s proxy statement. In addition, the Compensation Committee reviews and approves compensation arrangements between the Company and members of its Board of Directors. The Compensation Committee may delegate any of its responsibilities to subcommittees as it deems appropriate.

The Compensation Committee generally adheres to the following processes and procedures in connection with the consideration and determination of the compensation of the Company’s executive officers and directors.

Determination of Executive Compensation. The Compensation Committee meets periodically throughout the year to (i) review and approve corporate goals and objectives relevant to the compensation of the executive officers, (ii) evaluate the performance of the executive officers in light of those goals and objectives, and (iii) determine and approve the compensation of the executive officers. For a detailed description regarding the Compensation Committee’s role in setting executive compensation, including the role of executive officers in the process, see “Executive Compensation—Compensation Discussion and Analysis” below.

Determination of Director Compensation. The Compensation Committee meets at least annually to review and make recommendations to the Board on the compensation (including equity-based compensation) of the Company’s non-executive directors. In reviewing and making recommendations on non-executive director compensation, the Committee considers, among other things, the following policies and principles:

•

that the compensation should fairly pay the directors for the work, time commitment and efforts required by directors of an organization of the Company’s size and scope of business activities, including service on Board committees;

•	that a component of the compensation should be designed to align the directors’ interests with the long-term interests of the Company’s stockholders; and

•	that directors’ independence may be compromised or impaired for Board or committee purposes if director compensation exceeds customary levels.

As a part of its review, the Compensation Committee periodically engages an outside consultant to report on comparable non-executive director compensation practices and levels. No executive officer of the Company is involved in determining or recommending non-executive director compensation levels. For a detailed description regarding the role and scope of assignment of the Compensation Committee’s compensation consultant see “Executive Compensation—Compensation Discussion and Analysis” below. See the section of this Proxy Statement entitled “Director Fees” below, for a more detailed discussion of compensation paid to the Company’s directors during fiscal year 2014. Directors who are executives of the Company do not receive compensation for their Board service.

Incentive Plan Matters. The Compensation Committee also administers the Company’s Amended and Restated Annual Incentive Compensation Plan (the “AIP”), the 2014 Key Executive Incentive Compensation Plan (the “KEIP”), the USIP and the ESIP.

The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and the Board of Directors annually review the charter, and revise it as necessary or appropriate. The Compensation Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/pages/generic_content/corporate_governance/compensation_committee_charter.jsf. The Compensation Committee met six times during fiscal year 2014.

THE SPECIAL AWARDS COMMITTEE

The sole member of the Special Awards Committee is Mr. Gregory E. Johnson. The Committee has separate but concurrent authority with the Compensation Committee to make certain limited equity and cash awards to employees of the Corporation and its subsidiaries who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee currently consists of Ms. Tatlock (Chairperson) and Mr. Armacost and Ms. Stein. Another independent director will be added to the Committee upon Ms. Tatlock’s retirement.

The Corporate Governance Committee has the responsibilities set forth in its charter and provides counsel to the Board of Directors with respect to the organization, function and composition of the Board and committees and oversees the evaluation of the Board and the committees. The Corporate Governance Committee is also responsible for developing and recommending to the Board corporate governance policies and procedures applicable to the Company and reviewing the anti-money laundering policies, procedures and operations of the Company on a periodic basis. The Committee is also tasked with identifying and recommending to the Board’s independent directors potential Lead Director candidates from among the independent directors. The Corporate Governance Committee met five times during fiscal year 2014. The Corporate Governance Committee Charter is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/pages/generic_content/corporate_governance/corporate_governance_charter.jsf.

The Corporate Governance Committee is responsible for identifying and recommending to the Board potential director candidates for nomination and election to the Board at the annual meeting of stockholders. It uses a variety of means as it determines are necessary or appropriate, including recommendations of stockholders, to do so. The Corporate Governance Committee has adopted a policy regarding nominations and qualifications of directors, which has been approved by the Board. Under such policy, the Corporate Governance Committee may solicit recommendations from current and former directors, management or others who may be familiar with qualified candidates, and may consider current directors for re-nomination. The Corporate Governance Committee may, in its sole discretion, retain and terminate any search firm (and approve such search firm’s fees and other retention terms) to assist in the identification of candidates. The Corporate Governance Committee has retained a search firm to assist in the identification of potential director nominees based on identified criteria and in evaluating and pursuing individual candidates at the direction of the committee.

The Corporate Governance Committee believes there are certain minimum skills and qualifications that each director nominee must possess or satisfy, including:

•	high personal and professional integrity and ethical character;

•	significant achievement in business, finance, government, education, law, technology or other fields important to the operation of the Company;

•	the ability to exercise sound business judgment on a broad range of issues;

•	sufficiently broad experience and professional and educational background to have a general appreciation of the major issues facing public companies of a size and scope similar to the Company;

•	the willingness and ability to devote the necessary time to Board duties, including preparing for and attending meetings of the Board and its committees; and

•	being prepared to represent the best interests of the Company and its stockholders and committed to enhancing stockholder value.

The Corporate Governance Committee also believes there are other skills and qualifications that at least one or more directors must possess or satisfy, including:

•	experience and knowledge of the industry sector in which the Company operates its business;

•	a majority of the directors being “independent” directors in accordance with the corporate governance listing standards of the NYSE;

•	at least three directors meeting the additional independence requirements for members of the Audit Committee of the Board in accordance with the applicable rules of the NYSE;

•	at least three directors who are eligible to serve on the Audit Committee of the Board being “financially literate” or capable of becoming “financially literate” within a reasonable period of time;

•	at least one director who is eligible to serve on the Audit Committee of the Board being an “audit committee financial expert” in accordance with applicable rules of the SEC;

•	at least three directors meeting the additional independence requirements for members of the Compensation Committee of the Board in accordance with the applicable rules of the NYSE; and

•	other standards the Board may adopt from time to time.

In considering candidates for director nominee, the Corporate Governance Committee generally assembles information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, backgrounds and experiences. The Corporate Governance Committee reviews annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

With respect to current directors, the Corporate Governance Committee considers past attendance at meetings and assesses participation in and contributions to the activities of the Board. The Corporate Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Corporate Governance Committee may seek input from the Company’s management or the Board, who may interview any candidate. The Corporate Governance Committee recommends director nominees to the Board based on its assessment of overall suitability to serve on the Board in accordance with the Company’s policy regarding nominations and qualifications of directors.

The Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders of the Company. Stockholders may make such a recommendation by submitting a completed Director Nomination Form, which is posted in the corporate governance section of the Company’s website, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. Completed Director Nomination Forms shall be sent to: Corporate Governance Committee, Franklin Resources, Inc., c/o Maria Gray, Secretary, One Franklin Parkway, San Mateo, CA 94403-1906. This year our Proxy Statement is dated January 22, 2015; for a recommendation to be properly made for the 2016 annual meeting, we must receive the notice of recommendation between August 25, 2015 and September 24, 2015.

The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Corporate Governance Committee will not evaluate a candidate recommended by a stockholder unless the Director Nomination Form provides that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service as publicly disclosed by the Company and to provide all of the information necessary to conduct an evaluation.

BOARD LEADERSHIP STRUCTURE

Mr. Gregory E. Johnson our CEO and President has served as Chairman of the Board since June 2013. The Board believes the current structure is appropriate because having a single leader for both the Company and the Board provides clear leadership for the strategic vision, management and operations of our Company. The Board believes that this leadership structure strengthens the Board’s ability to focus on key risk, business and strategic issues and helps the Company operate in the long-term interests of shareholders. As Mr. G. Johnson is not an independent director under the NYSE rules, Mr. Samuel Armacost, an independent director, has been selected by the independent directors as Lead Director. The duties of the Lead Director are set forth in the Lead Director Charter available on the Company’s website at www.franklinresources.com/corp/pages/generic_content/corporate_governance/lead_director_charter.jsf and include, presiding at the executive sessions of the independent directors and of the non-employee directors of the Board; presiding at meetings of the Board in the absence of the Chairman and Vice Chairman of the Board or upon the request of the Chairman;calling meetings of the independent directors and non-employee directors of the Board, as appropriate; serving as a liaison to facilitate communications between other members of the Board and the Chairman, the Vice Chairman, the Chief Executive Officer (“CEO”) and the President, without inhibiting direct communications between and among such persons; advising and consulting with the Chairman and CEO on, and approving, Board and committee meeting schedules, including the need for special meetings as appropriate, and Board and committee meeting agenda items, to help ensure that appropriate items are brought forward for Board and committee consideration and appropriate time is apportioned for discussion; advising and consulting with the Chairman and CEO on the general scope and type of information to be provided in advance and/or to be presented at Board meetings; in coordination with the Chairman and CEO, serving as a liaison to stockholders who request direct communications and consultation with the Board or otherwise delegating such task to an appropriate member of the Board based on the circumstances; consulting with outside counsel and other advisors as he or she deems appropriate in fulfilling the Lead Director role; and, collaborating with the Compensation Committee on the annual performance evaluation of the CEO; and, collaborating with the Corporate Governance Committee on matters related to Board effectiveness and independence including the performance and structure of the Board and its committees, and the performance of individual directors.

The Board expects to elect Mr. Armacost’s replacement as Lead Director upon his retirement from the Board at the Annual Meeting.While the Board does not have a fixed policy regarding the separation of the offices of the Chairman and Chief Executive Officer, the Corporate Governance Committee reviews the Board’s leadership structure annually with the Board.

RISK MANAGEMENT AND THE BOARD’S ROLE IN RISK OVERSIGHT

Our Company recognizes the importance of effective risk management to the success of our business and our stockholders and has long-standing and highly developed structures in place to manage risk. The Board of Directors has principal responsibility for oversight of the Company’s risk management processes. The Board regularly receives information on risks facing the Company from, and provides oversight to, a variety of management groups, including the enterprise risk management, global compliance, internal audit, finance risk and control and compensation risk review groups. These groups provide reports either directly to the full Board, or to the Audit Committee or Compensation Committee. Each of these Board committees is comprised solely of independent directors and reports to the full Board at each Board meeting. Regional and separate key risk committees of our management, as well as business and operational risk functions, report to the enterprise-wide management groups which in turn report to the full Board or a committee of the Board. Our internal audit and global compliance groups conduct monitoring and testing of Company-wide policies and procedures and report quarterly to the Audit Committee and Board of Directors, respectively.

The full Board oversees the Company’s business continuity planning, reviewing and approving management’s plans with respect to, among other things, key management succession, disaster planning, crisis management, and prioritization of recovery efforts. The Board also reviews and approves the Company’s Corporate Liquidity Policy, which addresses how the Company would respond to possible liquidity crises created by temporary market disruptions and/or longer-term financial distress.

The Audit Committee receives risk management and internal audit reports at least quarterly and oversees enterprise risk assessment and risk management policies and procedures. The full Board receives reports of, and provides direction to, the enterprise-wide risk management committee and internal auditor at least annually. The Compensation Committee evaluates the Company’s compensation policies and programs to ensure they do not encourage excessive risk-taking. A management compensation risk review committee (the “CRRC”), which reviews new and existing compensation programs and practices to ensure that they do not encourage imprudent risk taking or expose the Company to material amounts of risk, reports on its findings to the Compensation Committee. As part of the CRRC’s review of compensation arrangements across the Company, the CRRC has undertaken a comprehensive assessment of existing compensation programs and practices to ensure that imprudent risk-taking is not encouraged and that appropriate risk mitigation features are in place. The Audit Committee and the Compensation Committee report on risk, along with other committee matters, at meetings of the full Board.

At their meetings, the Board, Audit Committee and Compensation Committee review and discuss identified risks with the relevant members of senior management and members of the various groups with responsibility for risk identification and management. These regular communications provide the Board with a practical and in-depth understanding of the risks facing the Company and enable the Board to provide direction to management with respect to its approach to identifying, monitoring and addressing material risks.

Our Board’s role in risk oversight is well-supported by having an experienced Chairman and Chief Executive Officer, who has extensive knowledge of and experience with the risks that the Company faces. In addition, the Audit, Compensation and Corporate Governance Committees of the Board are composed entirely of independent directors, as described above in “Committee Membership and Meetings”, which the Board believes also enhances risk oversight.

DIRECTOR FEES

STANDARD COMPENSATION ARRANGEMENTS

Standard Board Fees. For fiscal year 2014, directors who were not employees of the Company were paid a retainer fee of $21,250 per quarter and an annual equity grant valued at $125,000 (rounded up to the nearest whole share) on the date of the annual organizational meeting of the Board.

Special Board Meeting Fees. Effective March 12, 2014, a special Board meeting fee of $5,000 was payable to each non-employee director for each Board meeting attended by such director in excess of the five regularly scheduled Board meetings per fiscal year. No additional fees were paid for special Board meeting attendance in fiscal year 2014.

Standard Committee Fees. Independent directors who served on Board committees were paid $1,500 per committee meeting attended. In addition, the Chairpersons of the Compensation Committee and the Corporate Governance Committee received $1,250 and the Chairperson of the Audit Committee received $2,500 for the first fiscal quarter of fiscal year 2014. For the remainder of fiscal year 2014, the Chairpersons of the Compensation Committee and the Corporate Governance Committee received $2,500 per quarter and the Chairperson of the Audit Committee received $3,750 per quarter.

Lead Director Fee Beginning March 12, 2014, an annual Lead Director retainer fee of $20,000, payable in quarterly payments of $5,000, was established.

Other Board Compensation. The Company reimburses directors for certain expenses incurred in connection with attending Board and Board committee meetings as well as other Company-related events, including travel, hotel accommodations, meals and other incidental expenses for the director and his or her spouse accompanying the director in connection with such events. The Company may also, from time to time, provide directors and their spouses token gifts of nominal value.

The following table details the total compensation earned by the Company’s directors in fiscal year 2014:

FISCAL YEAR 2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total Compensation ($)
Samuel H. Armacost	—	231,500	231,500
Peter K. Barker	—	236,000	236,000
Charles Crocker(4),(5)	27,750	41,083	68,833
Charles E. Johnson	85,000	125,000	210,000
Gregory E. Johnson(6)	—	—	—
Rupert H. Johnson, Jr.(7)	—	—	—
Mark C. Pigott	—	217,500	217,500
Chutta Ratnathicam	111,000	125,000	236,000
Laura Stein	203,850	22,650	226,500
Anne M. Tatlock(4)	254,041	8,875	262,916
Geoffrey Y. Yang	—	223,500	223,500

(1)

Fees include quarterly retainer fees, committee meeting attendance fees and fees for service as a committee chairman. Fees are awarded in cash, the payment of which may be deferred pursuant to the 2006 Directors Deferred Compensation Plan (the “Director Deferred Plan”) described below in “Deferred Director Fees”. Pursuant to the Director Deferred Plan, directors may elect to defer payment of their directors’ fees and stock awards into hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds. If a director receives fees in cash or elects to defer fees (including the annual stock grant) into hypothetical units of Company sponsored mutual funds, such amounts are included in this column. Any such director fees deferred into hypothetical shares of the Company’s common stock are included in the “Stock Awards” column. See notes 2 and 3 below.

(2)	Stock Awards amounts represent the aggregate grant date fair value, recorded in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”), associated with (i) an annual stock grant made on March 12, 2014, provided such stock grant is not deferred into hypothetical units of Company sponsored mutual funds (see note 1 above), and (ii) director fees earned in fiscal year 2014 but whose payment is deferred into hypothetical shares of the Company’s common stock and eventually payable in cash. See “Deferred Director Fees” below. The valuation assumptions for the annual stock grant are the closing price for the common stock on the NYSE on the grant date (March 12, 2014) and for the deferred hypothetical Company common stock are changes in the closing price of the common stock on the NYSE during fiscal year 2014, and the reinvestment of dividends declared by the Company. Because of the required accounting treatment under ASC 718, the Stock Award amounts for fees earned in fiscal year 2014 and deferred into hypothetical shares of common stock may vary (up or down) to reflect market prices of the common stock.
(3)	The following represents the grant date fair value for all Stock Awards received in fiscal year 2014:

Name	Actual Common Stock ($)	Deferred Hypothetical Shares ($)
Samuel H. Armacost	—	231,500
Peter K. Barker	125,000	111,000
Charles Crocker	—	41,083
Charles E. Johnson	125,000	—
Mark C. Pigott	—	217,500
Chutta Ratnathicam	—	125,000
Laura Stein	—	22,650
Anne M. Tatlock	—	8,875
Geoffrey Y. Yang	125,000	98,500

(4)	Fees also include fees for service as a member of the Board of Directors of Fiduciary Trust Company International (“Fiduciary Trust”), a subsidiary of the Company. Fiduciary Trust directors receive an annual retainer fee of $35,000 (paid quarterly) and an annual retainer fee for committee services of $5,000 (paid quarterly). Mr. Crocker received an aggregate total of $13,333 and Ms. Tatlock received an aggregate total of $37,916 in fees related to their service on the Fiduciary Trust Board of Directors during fiscal year 2014. Mr. Crocker and Ms. Tatlock have selected to defer certain fees earned for service on the Fiduciary Trust Board of Directors during fiscal year 2014. Any such director fees earned in fiscal year 2014 but deferred into Company sponsored hypothetical mutual fund units are included in the “Fees Earned or Paid in Cash” column and fees deferred into hypothetical common stock of the Company are included in the “Stock Awards” column. See notes 1 and 2 above.
(5)	Mr. Crocker retired from the Board of Directors of the Company on March 12, 2014.
(6)	Mr. G. Johnson is the Chairman of the Board, Chief Executive Officer and President of the Company and does not receive compensation for his service as a director. See the Summary Compensation Table in “Executive Compensation” below.
(7)	Mr. R. H. Johnson, Jr. is an executive as well as a director of Franklin Resources, Inc. and does not receive compensation for his service as a director. See “Certain Relationships and Related Transactions” below for information regarding his fiscal year 2014 compensation.

DEFERRED DIRECTOR FEES

The Company and its subsidiaries allow non-employee directors to defer payment of their directors’ fees and stock awards, and to treat the deferred amounts as hypothetical investments in common stock of the Company and/or in Company sponsored mutual funds, as selected by the director. Directors are then credited with the same earnings, gains or losses that they would have incurred if the deferred amounts had been invested in the specific investments, in the specific amounts and for the specific periods as directed by each particular director. Additionally, directors who defer their directors’ fees and stock awards are credited with notional dividends and other distributions at the same time, in the same form, and in equivalent amounts as dividends and other distributions that are payable from time to time with respect to investments selected by each particular director. On the payout dates elected by a director, the hypothetical investments are valued and the Company or its subsidiary, as applicable, must pay the director or his or her beneficiary a cash amount equal to the value of the hypothetical investments.

Payouts may be made in a lump sum or in periodic installments. If a director changes his or her distribution election for amounts previously deferred, any such change does not take effect for one (1) year from the date of the new election and each distribution installment (or lump sum) will occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution election (with a series of distributions treated as one payment for this purpose). Accelerated distributions are permitted in limited circumstances in accordance with Section 409A (“Section 409A”) of the Internal Revenue Code (the “Code”), and the plan may be terminated by the Company if certain conditions are met, in each case as set forth more fully in the plan. The plan is intended to comply with the provisions of Section 409A of the Code.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information regarding the beneficial ownership of our common stock as of November 30, 2014 by the stockholders that our management knows to beneficially own more than five percent of our outstanding common stock as of such date. The percentage of ownership is calculated based on 621,817,471 outstanding shares of common stock on November 30, 2014.

Except as otherwise noted, each beneficial owner in the table had sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Class
Charles B. Johnson(3)	108,375,074	17.43%
Rupert H. Johnson(4)	107,160,160	17.23%

(1)	The addresses of Messrs. C. B. Johnson and R. H. Johnson, Jr. are: c/o Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.
(2)	The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission.
(3)	Includes 97,368,041 shares held in a trust for which Mr. C.B. Johnson is trustee with voting and investment power, of which 6,000,000 shares are pledged as collateral in connection with a line of credit. Also includes approximately 20,638 shares held in the 401(k) Plan, 4,518,351 shares held in an individual retirement account (an “IRA”), 1,500,000 shares held by his spouse, and 817,800 shares held by a trust for which his spouse is the lifetime beneficiary. Also includes an aggregate of 4,150,244 shares held by three private charitable foundations for which he is a trustee (disclaims beneficial ownership of such shares).
(4)	Includes 104,665,045 shares held in a trust for which Mr. R. H. Johnson, Jr. is trustee with voting and investment power. Also includes approximately 21,531 shares held in the 401(k) Plan, 1,206,735 shares held in an IRA, and 10,116 shares held by his spouse (disclaims beneficial ownership of such shares). Also includes 1,256,733 shares held by a private charitable foundation for which he is a trustee (disclaims beneficial ownership of such shares).

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table contains information regarding the beneficial ownership of our common stock as of November 30, 2014 by:

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table below; and

•	all current directors, director nominees and executive officers of the Company as a group.

The percentage of ownership is calculated based on 621,817,471 outstanding shares of common stock on November 30, 2014. Except as otherwise noted, each beneficial owner in the table had sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Total Company Stock-Based Holdings(2)	Percent of Shares Beneficially Owned(3)
Directors and Director Nominees:
Samuel H. Armacost(4)	6,000	38,278	*
Peter K. Barker	11,883	15,556	*
Mariann Byerwalter	—	—	*
Charles E. Johnson(5)	5,421,430	5,421,430	*
Gregory E. Johnson(6)	5,027,378	5,027,378	*
Rupert H. Johnson, Jr.(7)	107,160,160	107,160,160	17.23%
Mark C. Pigott	2,769	17,968	*
Chutta Ratnathicam	14,856	29,811	*
Laura Stein	9,141	15,496	*
Anne M. Tatlock	480,230	482,975	*
Seth H. Waugh	—	—	*
Geoffrey Y. Yang	9,390	17,925	*

Named Executive Officers:
Vijay C. Advani(8)	388,278	388,278	*
Jennifer M. Johnson(9)	4,437,645	4,437,645	*
Kenneth A. Lewis(10)	139,268	139,268	*
John M. Lusk(11)	135,720	135,720	*
All directors,director nominees and executive officers as a group (18 persons)(12)	123,538,468	123,622,207	19.87%

*	Represents less than 1% of the outstanding common stock
(1)	The number of shares of Company common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or vesting of restricted stock units where applicable. This number of shares beneficially owned therefore includes all unvested restricted stock awarded and shares held by such persons in the Company’s 401(k) Plan. Each share of unvested restricted stock confers voting but not dispositive power. The Company has no outstanding stock options, and such persons do not hold any restricted stock units that may be acquired within 60 days.
(2)

This column combines beneficial ownership of shares of our common stock with deferred director fees held by certain non-employee directors in an account economically equivalent to our common stock (but payable in cash), as of November 30, 2014. See “Proposal No. 1: Election of Directors—Director Fees—Deferred Director Fees” for a description of deferred director fees. This column indicates the alignment of the named persons and group with the interests of the Company’s stockholders because the value of their total holdings will increase or decrease correspondingly with the price of the Company’s common stock. The amounts described in this footnote are not included in the calculation of the percentages contained in the Percent of Shares Beneficially Owned column of this table.

(3)	The percent ownership for each stockholder on November 30, 2014 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) 621,817,471 shares (the total number of shares outstanding on November 30, 2014) plus any shares acquirable by that person currently or within 60 days after November 30, 2014.
(4)	Mr. Armacost and his spouse have shared voting and investment power with respect to shares beneficially owned.
(5)	Includes an aggregate of 1,999,800 shares held pursuant to a limited partnership, and 52,689 shares held in his children’s trusts for which Mr. C. E. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes an aggregate of 3,359,700 shares held by a private charitable foundation for which he is a trustee (disclaims beneficial ownership of such shares).
(6)	Mr. G. Johnson is also a named executive officer. Includes approximately 4,742 shares held in the 401(k) Plan and 305,723 shares of unvested restricted stock. Also includes an aggregate of 2,961,000 shares held pursuant to two limited partnerships, 8,100 shares held in a business trust for Mr. G. Johnson, 62,944 shares held in his children’s trusts for which Mr. G. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares), and 16,078 shares held by his spouse (disclaims beneficial ownership of such shares).
(7)	See footnote (4) under “Stock Ownership of Certain Beneficial Holders” above.
(8)	Includes approximately 1,064 shares held in the 401(k) Plan and 108,158 shares of unvested restricted stock. Also includes 271,709 shares held in trusts for which Mr. Advani and his spouse are co-trustees with shared voting and investment power.
(9)	Includes approximately 1,632 shares held in the 401(k) Plan and 56,436 shares of unvested restricted stock. Also includes an aggregate of 2,808,000 shares held pursuant to two limited partnerships, 15,000 shares held in a business trust for Ms. Johnson, and 151,839 shares held in her children’s trusts for which Ms. Johnson is a trustee with voting and investment power (disclaims beneficial ownership of such shares). Also includes 157,694 shares pledged as collateral in connection with a line of credit.
(10)	Includes approximately 1,789 shares held in the 401(k) Plan and 41,841 shares of unvested restricted stock. Also includes 17,678 shares held in a trust for which Mr. Lewis and his spouse are co-trustees with shared voting and investment power.
(11)	Includes approximately 1,374 shares held in the 401(k) Plan and 33,702 shares of unvested restricted stock. Also includes 85,812 shares held in a trust for which Mr. Lusk and his spouse are co-trustees with shared voting and investment power.
(12)	Includes an aggregate of approximately 47,329 shares held in the 401(k) Plan and 584,574 shares of unvested restricted stock. Also includes an aggregate of 270,328 shares pledged as collateral in connection with line of credit or credit facility.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing compensation programs for the executive officers. In this discussion and analysis, we address the compensation determinations and the rationale for those determinations relating to the Company’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers, whom we refer to collectively as the “named executive officers”. For the fiscal year ended September 30, 2014, the named executive officers were:

Name	Title
Gregory E. Johnson	Chairman of the Board, Chief Executive Officer and President
Kenneth A. Lewis	Executive Vice President and Chief Financial Officer
Vijay C. Advani	Executive Vice President—Global Advisory Services
Jennifer M. Johnson	Executive Vice President and Chief Operating Officer
John M. Lusk	Executive Vice President—Investment Management

This discussion should be read together with the compensation tables for the named executive officers that can be found in this Proxy Statement following this discussion. Unless otherwise indicated, any references to a particular year in the following discussion means the fiscal year ended September 30th of such year.

Executive Summary

The Compensation Committee believes that executive compensation should be linked with the Company’s performance and that executive compensation should be significantly aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the Company’s current and future success.

The compensation of the named executive officers should be understood within the context of the Company’s business. The Company is an investment management organization focused on long-term performance. One of the Compensation Committee’s main goals is to focus the executives on the Company’s long-term performance. The Compensation Committee believes that long-term awards are effective tools for aligning the executives’ interests with long-term stockholder interests in order to increase overall stockholder value. In addition, the named executive officers are often asked to implement long-term initiatives for the Company that, by definition, take more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids in the Company’s implementation of such long-term initiatives. Average Company tenure for named executive officers as of September 30, 2014 was 24.2 years. The portion of the named executive officers’ annual compensation linked to the short-term success of the Company is designed to motivate and reward executives to achieve certain objectives and to attract and retain talented executives.

The Company’s compensation levels historically have been conservatively positioned as compared to those of its peer companies. The named executive officers are all employed at will, without employment agreements, guaranteed severance arrangements or payment arrangements that would automatically be triggered by a change in control of the Company. The Company does not provide any significant retirement plans or benefits for the executive officers other than the Franklin Templeton 401(k) Retirement Plan (the “401(k) Plan”), which is generally available to the Company’s United States-based employees.

At the Company’s 2014 Annual Meeting, the Company’s stockholders had the opportunity to cast a non-binding advisory vote on the compensation of the named executive officers. More than 98% of the shares voted at the meeting approved the named executive officers’ compensation. The Compensation Committee welcomed this feedback and intends to continue its practice of linking executive compensation with Company performance. Stockholders will have another opportunity to vote on executive compensation at the Company’s 2017 annual meeting.

Objectives of the Compensation Program

Each element of compensation paid to the Company’s named executive officers is designed to support one or more of the objectives described below.

Company-wide Objectives. In order to link executive compensation to the Company’s performance, the Compensation Committee considers a number of financial and non-financial objectives it believes further the growth and welfare of the Company. In particular, the Compensation Committee may reward executives for continued improvement in some or all of the following Company-wide performance measures, among others:

• annual revenue	• investment management revenue
• assets under management	• operating income
• diluted earnings per share growth	• operating revenues
• earnings per share	• operating profit margin
• expense management	• pre-bonus operating income
• net income	• sales
• investment management performance	• total return to stockholders

In recent years, the Compensation Committee has placed an emphasis on investment management performance, diluted earnings per share growth, operating profit margin, pre-bonus operating income, operating income growth, net new flows and total return to stockholders as it believes these financial measures are significant indicators of the Company’s overall performance.

Measures (as of and for fiscal years ended September 30) (dollars in billions except per share figures)	2014	Percentage Change 2014 vs. 2013	2013	2012
Assets Under Management	$898.0	6%	$844.7	$749.9
Net New Flows	$(4.6)	—	$24.3	$(2.3)
Diluted Earnings per Share Growth	$3.79	12%	$3.37	$2.98
Operating Profit Margin	37.9%	—	36.6%	35.4%
3-Year Average Annual Total Return to Stockholders	22.5%	—	15.1%	10.4%
Operating Income Growth	10%	—	16%	(5)%

Business Unit Objectives. The Company-wide performance measures described above are driven by and reflect the combined performance of the Company’s numerous individual business units. However, the Compensation Committee recognizes that such Company-wide measures often may not fully reflect the individual performance and contributions made by the Company’s separate business units and their respective leaders. The Compensation Committee therefore believes that, in addition to Company-wide objectives, individual objectives should be set for the executives that are linked to the growth and development of their respective business units. Such goals are specifically tailored to each business unit and include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. The Compensation Committee seeks to reward executives who achieve such objectives as they are designed to improve business unit performance and contribute to the performance of the Company as a whole.

What the Compensation Program Rewards and its Relationship to the Company-wide and Business Unit Objectives

The compensation program for executive officers, including the named executive officers, consists primarily of a base salary and incentive compensation consisting of a combination of cash and equity bonuses based upon the achievement of business unit and Company-wide objectives.

Each element of compensation is designed to reward different results as summarized below:

Compensation Element	Designed to Reward	Relationship to the Objectives
Base Salary	Experience, knowledge of the industry, duties and scope of responsibility	Provides a minimum, fixed level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance

Short-term Incentive Compensation	Success in achieving annual objectives	Motivates executives to achieve specific Company-wide and business unit objectives Provides competitive compensation to attract and retain talented executives

Long-term Incentive Compensation	Continued excellence and attainment of objectives over time	Motivates executives to achieve long-term business unit and Company-wide objectives

	Success in long-term growth and development	Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value Provides competitive compensation to attract and retain talented executives

The Elements of Executive Compensation

Base Salary. The Compensation Committee believes that base salaries for the named executive officers should be limited to a reasonable base compensation for the day-to-day performance of their job responsibilities, and that the majority of their pay should be in variable compensation tied to performance. Base salaries are evaluated by the Compensation Committee annually for all named executive officers and in general remain static unless the individual is promoted or the Compensation Committee determines that an adjustment is necessary due to compensation or economic trends in the industry.

Short-term and Long-term Incentive Compensation. The Compensation Committee believes that named executive officers should be encouraged to enhance the Company’s performance by linking the receipt of a significant portion of their compensation to the achievement of business unit and Company-wide objectives.

To facilitate the Company’s incentive program, each year the Compensation Committee establishes an award pool, under the Annual Incentive Compensation Plan (“AIP”), from which grants are made to named executive officers and other salaried employees of the Company to reward performance. The size of the award pool available for bonus payments is set by the Compensation Committee as a percentage (not to exceed 20%) of the net operating income of the Company, exclusive of passive income and calculated before non-operating interest, taxes, extraordinary items, and certain special items (such as special compensation payouts on account of a merger) and before the accrual of awards under the AIP, including awards under the Company’s 2014 Key Executive Incentive Compensation Plan, or KEIP (referred to as “pre-bonus operating income” or “PBOI”).

In determining the percentage of pre-bonus operating income that will go into the award pool, the Compensation Committee considers the recommendation of the Company’s Human Resources Group as to the appropriate size of the award pool. In preparing its recommendation, senior members of the Human Resources Group meet periodically with the Chief Executive Officer (the “CEO”) to discuss competitive compensation, retention, funding requirements and other significant compensation issues. In addition, the CEO meets with the Chief Financial Officer (the “CFO”) to review the quarterly financial performance of the Company over the most recent quarters and the last two years, and in particular focuses on the Company’s year-over-year results with regard to the Company-wide performance measures set forth under the heading “Company-wide Objectives” above. All of these factors are taken into account in preparing the recommendation for the percentage of pre-bonus operating income that will go into the award pool. The recommendation is reviewed and endorsed by the CEO prior to its presentation to the Compensation Committee.

Grants from the award pool generally consist of a combination of a cash bonus and restricted stock or restricted stock units, in each case with deferred vesting over time. Awards are generally structured as follows:

Award Level	Cash	Restricted Stock / Restricted Stock Units
Amounts equal to or below $1.0 million	65%	35%
Amounts in excess of $1.0 million and less than or equal to $7.0 million	50%	50%
Amounts in excess of $7.0 million	0%	100%

In 2014, the Compensation Committee increased the percentage of the bonus payable in cash by adjusting an award level threshold governing the distribution of payouts between cash and equity. This action was taken to better align the Company’s compensation practices with those of the market. As a result of this adjustment, “Non-Equity Incentive Compensation” as disclosed in the Summary Compensation Table for 2014 increased compared to prior fiscal years because cash compensation is reported for the year of performance while restricted stock awards are reported when awards are granted in the following fiscal year. Note that actual total bonuses did not increase as a direct result of this change, only the percentage delivered in cash versus restricted stock changed.

Equity awards are generally granted in the form of restricted stock or restricted stock units rather than options, in part, because the Compensation Committee believes that in the current market restricted stock is a better motivational tool than options. However, the Compensation Committee may, in its discretion, award options to executives in the future.

As noted above, a portion of each grant from the award pool consists of a cash bonus. The use of a cash bonus is designed to reward an executive for achievement of shorter term objectives. Grants of restricted stock and restricted stock units are designed to reward an executive for continued excellence and attainment of longer-term objectives. In addition, because these awards are subject to either time- or performance-based vesting, they help to focus an executive on the Company’s long-term growth and development and aid in retention. The Compensation Committee believes that as an executive’s compensation increases, the percentage of compensation received in stock should increase, such that an executive’s interests continue to be aligned with those of the other stockholders. In addition, in order to further align the named executive officers’ interests with stockholders, each executive is required to comply with the Company’s stock ownership guidelines. As of December 31, 2014, all executive officers were in compliance with the Stock Ownership Guidelines. For additional details regarding these guidelines, see “Other Considerations—Stock Ownership Requirements” below and “Corporate Governance—Stock Ownership Guidelines” earlier in this Proxy Statement.

As part of the Company’s incentive program, the Company also maintains the KEIP, which is a sub-plan under the AIP for key executives. In order to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), in fiscal year 2014 the Compensation Committee selected each of the named executive officers and one other executive as eligible participants in the KEIP. Awards under the KEIP are intended to qualify for a tax deduction under Section 162(m) for eligible executives. Pursuant to the KEIP, the amount of the award pool available to fund awards for any performance period is equal to 1.25% of PBOI for such performance period. The maximum award that may be paid to any participant for any performance period is the amount equal to 40% of the award pool. All such KEIP awards are deducted from the Company’s award pool under the AIP.

In order to further emphasize the importance of long-term performance the Compensation Committee also approved performance-based long-term incentive awards for the named executive officers. These awards are granted under the Company’s amended and restated 2002 Universal Stock Incentive Plan (the “USIP”). Similar to awards granted under the KEIP, performance-based long-term incentive awards granted under the USIP to the CEO and the three most highly compensated executive officers (other than the CEO and the chief financial officer), are intended to qualify for a tax deduction under Section 162(m). These awards are equity-based and vest over a three-year period based on the achievement of predetermined Company financial performance goals. In the event a performance measure is not achieved at or above a specified threshold level, the portion of an award tied to such performance measure is forfeited.

The performance-based long-term incentive awards granted in fiscal year 2014 (the “2014 Performance Awards”) were tied to the achievement of certain thresholds with respect to two performance measures: operating margin, defined as the operating profit margin, expressed as a percentage, that is reported as operating margin in the annual financial statements included in the Company’s Annual Report on Form 10-K (“Operating Margin”); and shareholder return ranking, defined as the Company’s total return to stockholders, as reported by Bloomberg or FactSet Research Systems (or their respective successors), as selected by the Company in its sole discretion, relative to the respective total return to stockholders of certain peer companies (“Shareholder Return Ranking”). For purposes of the 2014 Performance Awards, peer companies included the following public investment management firms: Janus Capital Group, Legg Mason Inc., T. Rowe Price Group, Affiliated Managers Group Inc., AllianceBernstein L.P., BlackRock Inc., Invesco Ltd., Eaton Vance Corp., and Federated Investors Inc.

Fifty percent of the value of the 2014 Performance Awards is contingent on the achievement of certain Operating Margins and fifty percent is contingent on the Company’s Shareholder Return Ranking. For fiscal year 2015, the entire value of the CEO’s performance awards will be contingent on Shareholder Return Ranking. The portion of the 2014 Performance Awards tied to Operating Margin vests equally in one-third increments over a three-year period, while the portion attributed to Shareholder Return Ranking vests at the end of the three-year period, subject in each case to the achievement of the performance levels shown in the table below.

	FY2014 Performance Awards
Performance Period	FY2014		FY2015		FY2016
	Performance Level	% Vesting	Performance Level	% Vesting	Performance Level	% Vesting
Operating Margin (50%)	≥31.0%	100%	≥31.0%	100%	≥31.0%	100%
	≥29.0 – <31.0%	50%	≥29.0 – <31.0%	50%	≥29.0 – <31.0%	50%
	<29.0%	0%	<29.0%	0%	<29.0%	0%

Shareholder Return Ranking (3-YR Cliff) (50%)					Top Quartile	125%
					2nd Quartile	100%
					3rd Quartile	25%
					4th Quartile	0%

The Company’s Operating Margin for fiscal year 2014 was 37.9% and surpassed the 31% threshold set forth for the year. As a result, one-third of the portion of the performance-based long-term incentive awards tied to Operating Margin performance vested for each of the CEO and Senior Executives.

Supplemental Compensation. Occasionally, the Compensation Committee may determine that recognition of significant contributions is warranted, or that specific action is required for retention purposes. In such cases, additional cash, long-term restricted stock or restricted stock unit awards may be granted to selected executives.

Total Direct Compensation. The Total Direct Compensation table below shows the change in total annual compensation value (excluding executive perquisites and benefits) on a year-over-year basis for the named executive officers and the amounts reported in the Summary Compensation Table. Total annual compensation provided to the named executive officers for a fiscal year may differ from amounts disclosed in the Summary Compensation Table because of regulations governing the reporting of compensation in that table.

	Total Direct Compensation (in Thousands)
	Annual Compensation			Reported in Summary Compensation Table[1]
Name	FY2014	FY2013	YoY Change	FY2014	FY2013	YoY Change
Gregory E.Johnson	$15,780	$14,780	6.8%	$15,780	$11,980	31.7%
Kenneth A. Lewis	$3,725	$3,550	4.9%	$3,600	$3,440	4.7%
Vijay C. Advani	$7,925	$7,525	5.3%	$8,025	$6,725	19.3%
Jennifer M. Johnson	$4,675	$4,275	9.4%	$4,425	$4,100	7.9%
John M. Lusk	$2,925	$2,750	6.4%	$2,850	$2,675	6.5%

[1]	Excluding the value of any executive perquisites and benefits.

As the table above indicates, total annual compensation provided to the Company’s CEO increased by 6.8% while amounts reported in the Summary Compensation Table increased by 31.7%. This is due, in part, to the CEO’s long-term awards for fiscal year 2013 being granted and reported in the Summary Compensation Table for fiscal year 2014.

Compensation Consultants

The Compensation Committee has the sole authority to retain and terminate any compensation consulting firm directly assisting it in the evaluation of director or executive compensation. The Committee also has the sole authority to approve fees and other retention terms for its consultant.

The Compensation Committee has directly retained Exequity LLP (“Exequity”) as its compensation consultant to provide objective analyses of, and counsel on, the Company’s executive compensation program and practices. Exequity’s role is set by the Compensation Committee and, in general, is used to review and comment objectively on management proposals and presentations to the Compensation Committee throughout the year covering all elements of compensation paid to the named executive officers. Exequity also provides counsel on general market trends and technical developments, and input on the size and structure of pay for the non-employee directors of the Board. Under the terms of this engagement, Exequity is required to obtain the prior written approval of the Compensation Committee before Exequity or its affiliates performs any non-executive compensation related services to the Company or its subsidiaries. Exequity is required to report to the Compensation Committee any such services and fees annually and upon the reasonable request of the Committee. There were no such services during 2014.

The Compensation Committee recognizes that it is essential to receive objective advice from compensation consultants. The Compensation Committee selects its compensation consultant only after taking into consideration all factors relevant to the consultant’s independence including the following:

•	Provision of other services to the Company by the consultant’s firm;

•	Aggregate fees paid by the Company and fees as a percentage of the total revenue of the consultant’s firm;

•	Policies and procedures of the consultant’s firm designed to prevent conflicts of interest;

•	Any business or personal relationships between the consultant, the consultant’s firm and any Compensation Committee member or executive officer of the Company; and

•	Whether the consultant holds shares of the Company’s stock;

During fiscal year 2014, the Company paid Exequity $24,932 in consulting fees directly related to services performed for the Compensation Committee.

The Company’s management has engaged McLagan Partners (“McLagan”), a financial services industry compensation consultancy to provide information on peer company compensation and pay trends. McLagan’s proprietary surveys and market data are used to analyze the competitiveness of the Company’s executive compensation program and to understand compensation forecasts and trends in the industry. The annual market data assessment of peer executive officers is created with McLagan’s guidance and provided to the Compensation Committee.

Peer Group Companies

The Company’s Human Resources Group, in conjunction with McLagan, compares the named executive officers’ compensation to the compensation of executive officers performing similar functions among a peer group of other investment management companies. This comparison takes into account the performance of the Company relative to the other companies, the executives’ comparative roles, responsibilities and performance at such companies, and the market size and composition data for such comparable companies. The Human Resources Group also reviews compensation data from a survey of management and administration positions in investment management organizations published by McLagan. McLagan is engaged by the Company to provide additional peer compensation information because of the complexity of identifying a reasonable and appropriate competitor group, particularly given the differences in size and business mix between the Company and certain of its publicly traded peer group companies. The peer group companies reviewed this year were the same as the last four years and included: Affiliated Managers Group Inc., AllianceBernstein L.P., Blackrock Inc., BNY Mellon Asset Management, Eaton Vance Corp., Federated Investors Inc., Invesco Ltd., Janus Capital Group, JP Morgan Asset Management, Legg Mason Inc., MFS Investment Management, Oppenheimer Funds, Inc., PIMCO Advisers, L.P., and T. Rowe Price Group. The Compensation Committee reviews such public and privately held companies’ compensation for comparison purposes but this review is not the determining factor as it is only one of many factors that are considered by the Compensation Committee in setting compensation. The Company’s fiscal year ends on September 30th, and that of all but one of the peer group companies ends on December 31st; accordingly, any meaningful compensation comparison must rely on available data covering time periods which do not correspond exactly and during which more beneficial or more adverse economic conditions affecting compensation may have prevailed. The Compensation Committee used 2013 peer market data received from McLagan to compare named executive officer total compensation (comprised of base pay, bonuses and equity compensation) against similar positions at the peer group companies. When compared to peer group company 2013 executive officer compensation, our 2014 named executive officer compensation was above the median. The Committee’s decision on the level of compensation awarded reflected the Company’s performance for fiscal year 2014 versus its peer group companies, and included consideration of the Company’s strong operating results with revenues, operating income and net income each setting record highs. Although relative ranking information is considered by the Compensation Committee in evaluating compensation for the named executive officers, the Compensation Committee does not target a specific percentile ranking for any component of, or the aggregate total of, named executive officer compensation.

Chief Executive Officer’s Compensation

Starting Point. In setting the Chief Executive Officer’s compensation, the Compensation Committee takes into account several factors, both internal and external to the Company. As the Company’s highest ranking officer, the CEO is responsible for overseeing all of the Company’s operations and results, implementing the Company’s strategic objectives and providing direction and leadership to the Company. The Compensation Committee therefore believes that the CEO’s compensation should normally be higher than the compensation paid to other named executive officers and should be linked to Company-wide measures and objectives. In particular, the Compensation Committee has determined that a large percentage of the CEO’s compensation should be at risk and linked to the achievement of objectives based upon the Company’s performance with regard to certain significant financial metrics.

While the Compensation Committee believes that the Company’s financial performance should be the main driver of CEO pay, it also believes the CEO’s individual performance with regard to relevant non-financial objectives and achievements during the year should be taken into account. Such non-financial objectives for the CEO include customer service, technology and human resource objectives, as well as goals regarding the Company’s compliance with laws and regulations and the maintenance of excellence in its corporate governance practices, among other things. To ensure that attention is given to these factors in addition to the financial measures, the Compensation Committee retains the authority and discretion to reduce the CEO’s incentive pay under the KEIP or to provide supplementary compensation.

Compensation Structure. In setting the CEO’s compensation, every year the Compensation Committee reviews (i) the Company’s performance (both financial and non-financial), (ii) compensation reports (which we refer to as “tally sheets”) regarding the amounts paid to the CEO in prior years as salary, bonus, perquisites and other compensation (including a sensitivity analysis regarding the CEO’s vested and unvested stock), (iii) relevant compensation benchmarks and practices at peer companies, and (iv) relevant non-financial information, such as data regarding achievements in the areas noted above. Based upon these reviews, the Compensation Committee determines the CEO’s compensation for the current fiscal year and potential compensation for the upcoming fiscal year.

Incentive Compensation. An incentive award was granted to the CEO in fiscal year 2014 under the Company’s KEIP (as described above). In fiscal year 2014, the Compensation Committee decided to continue its philosophy of linking the majority of the CEO’s potential compensation to the achievement of specified performance measures by the Company. Accordingly, the Compensation Committee approved the participation of Mr. G. Johnson and granted him a maximum target award under the KEIP equal to 40% of the pool. Although the Committee’s decisions are not dictated by a specific formula, the profitability of the firm, as reflected in PBOI, is the determining performance-based measure in establishing award maximums for Mr. G. Johnson and the other named executive officers. The maximum award that each named executive officer is eligible to receive is not an expectation of actual bonus amounts that will be paid to them, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as performance-based compensation for purposes of Section 162(m). This provides the Compensation Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incent and retain our named executive officers. The Committee believes that this bonus structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives.

Under Mr. G. Johnson’s leadership:

•

Fiscal year 2014 was another solid year in terms of strong investment performance, gross sales and operating results, with quarterly and fiscal year record highs for revenue, operating income and net income. At September 30, 2014, assets under management were an all-time fiscal year-end high at $898.0 billion, representing a 6% increase from $844.7 billion as of September 30, 2013.

•	Net income increased by 11% to $2.38 billion for fiscal year 2014, compared to $2.15 billion in fiscal year 2013.

•	Diluted earnings per share for the fiscal year increased 12% to $3.79 from $3.37 in the previous year.

•

Fiscal year end relative long-term investment performance remained strong with 64%, 69%, 72% and 79% of the Company’s long-term ranked assets in the top two quartiles of their respective peer groups for total return for the one-, three-, five- and 10-year periods as of September 30, 2014.*

•	Long-term gross sales of $192.6 billion during the fiscal year reflected the diversified mix of the Company’s AUM by investment strategy, client type, and geographic region.

•

The Company achieved the number two gross sales rank for non-proprietary, long-term, open-end funds in the U.S., according to the Investment Company Institute. For the international cross-border, long-term market, the Company ranked number three in gross sales per Lipper FMI.

•

The Company completed a multi-year effort to deregister as a bank holding company with the Federal Reserve, while preserving limited trust and fiduciary activities for high net worth clients. The Company exited non-core businesses, such as lending and deposit-taking.

•

The Company continued to place significant focus and resources to successfully address ongoing changes in the regulatory structure of the global fund industry, including the creation of a single management company in Luxembourg in response to regulatory requirements for financial products in Europe.

•

Substantial progress was made on the Company’s other strategic initiatives, including the successful execution of changes within investment teams with minimal disruption while ensuring talent retention; the reorganization and further integration of K2 Advisors Holdings, LLC (“K2 Advisors”); and the launch of innovative products such as the Franklin K2 Alternative Strategies Fund and a short-duration government bond exchange traded fund.

* Sources: Based on Lipper, Morningstar, eVestment, PSN, and other local third-party providers for peer group rankings as of 9/30/2014. AUM measured in the peer group rankings represents 85% of total AUM as of 9/30/14.

Based on the CEO’s performance and achievements described above, the Compensation Committee granted the CEO an award of $12.0 million under the Company’s KEIP for fiscal year 2014. Such amount was paid in fiscal year 2015 and, in keeping with the Company’s payment philosophy, the cash and equity portions were paid as described in the chart above. These awards of restricted stock are subject to vesting over a period of three years from the date of grant. In fiscal year 2014, the Committee awarded Mr. G. Johnson a performance-based long-term incentive award having a target grant value equal to $3.0 million under the Company’s USIP subject to the achievement of performance measures based 50% on Operating Margin and 50% on Shareholder Return Ranking. These awards vest as described above in the 2014 Performance Awards chart.

In summary, Mr. G. Johnson’s cash and incentive award compensation with respect to his performance in fiscal year 2014 totaled $15,780,132 versus $14,780,132 for the prior fiscal year, an increase of 6.8%. His base salary of $780,132 was unchanged while his incentive award under the KEIP of $12.0 million increased from $11.0 million. His November 2014 performance-based long-term incentive award having a target grant value of $3.0 million was the same as the prior fiscal year. The actual amount of the performance-based long-term incentive award that will be paid to Mr. G. Johnson will depend on the portion that vests over the next three years based on the performance metrics described above.

The Summary Compensation Table in this proxy statement describes various elements of Mr. G. Johnson’s total compensation awarded in fiscal 2014 amounting to $15,904,296 compared with $12,132,702 awarded in fiscal 2013, an increase of 31.1%. One million dollars of this increase is due to the increase in the percentage of bonus payable in cash in 2014 since cash compensation is reported in the year of performance while restricted stock is reported the following year in the Summary Compensation Table.

Review. All of the compensation elements awarded to the CEO described above were reviewed by Exequity, which advised the Compensation Committee that they were reasonable, consistent with the Company’s pay philosophy, significantly performance-based and aligned with Company objectives. The Compensation Committee believes that the CEO’s compensation package is reasonable and appropriate and that it is aligned with the interests of the Company’s stockholders.

Senior Executive Officer Compensation

Starting Point. Similar to its view on the CEO’s compensation, the Compensation Committee believes that the majority of compensation that may be earned by the other named executive officers (excluding the CEO, the “Senior Executives”) should be directly linked to performance. The Committee therefore also limits the Senior Executives’ base salary opportunity and has structured the majority of their potential compensation around incentive grants.

Incentive Compensation. Incentive awards were made to the Senior Executives under the Company’s KEIP, (as described above). Early in the fiscal year, the Compensation Committee approved the participation of each Senior Executive in the KEIP, and each was granted a target award expressed as a percentage of the available pool. These targets represented the maximum possible payout under the KEIP for each of the four Senior Executives for fiscal year 2014. The maximum award that each Senior Executive is eligible to receive is not an expectation of actual bonus amounts that will be paid to them, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as performance-based compensation for purposes of Section 162(m). The Compensation Committee retains discretion to reduce or eliminate any award granted under the KEIP, based on Company performance, business unit performance, or such other factors as the Committee may determine. In adjusting the Senior Executives’ incentive compensation under the KEIP, the Compensation Committee recognizes that each Senior Executive may be most able to directly influence the business unit for which he or she is responsible. The Committee therefore believes that it is appropriate to take into account each Senior Executive’s achievement of objectives that are directly tied to the growth and development of their respective business unit. The portion of each target award actually paid to each Senior Executive was determined based on individual performance achievements during fiscal year 2014, including those described below.

Each year the Company conducts a review process in which goals are developed for each business unit by the CEO, the Senior Executive who leads the business unit and the Company’s corporate planning group. Each unit’s goals are specifically tailored because their different business functions are not always easily comparable. However, each unit’s goals (and thus those of the responsible Senior Executive) typically include, but are not limited to, a mix of investment performance, sales, financial, customer service, technology and human resources objectives. Upon completion of this process, the Compensation Committee establishes target incentive awards for the Senior Executives. For fiscal year 2014, the Senior Executives were allocated maximum target awards under the KEIP, as follows, expressed as a percentage of the maximum bonus pool payable under the KEIP: 19% for Vijay C. Advani, 13% for Jennifer M. Johnson, 10% for Kenneth A. Lewis, and 9% for John M. Lusk. In fiscal year 2014, each of the Senior Executives was also awarded a performance-based long-term incentive award under the Company’s USIP subject to the achievement of performance measures based on Operating Margin and Shareholder Return Ranking.

Descriptions of the material business unit objectives set for and subsequently achieved by the Senior Executives in fiscal year 2014 are set forth below:

Vijay C. Advani, Executive Vice President—Global Advisory Services.

Mr. Advani is responsible for the Company’s global retail and institutional distribution strategies and initiatives, including sales, marketing, client service and product development. Long-term gross sales in Global Advisory Services were $189 billion for the fiscal year ended September 30, 2014, and AUM market share for non-proprietary long-term open-end funds in the U.S. was 13.8% at the end of fiscal year 2014 according to the Investment Company Institute (ICI). Internationally, the Company remained the largest single cross-border fund umbrella, with total long-term AUM over $167 billion as of September 30, 2014 and according to Lipper FMI cross-border, long-term asset market share of 7.3% as of September 2014 (based on third-party, retail and institutional, long-term products sold internationally only). Mr. Advani oversaw the continuation of the Company’s multi-year equity sales campaign, “Time to Take Stock”, highlighting the importance of investor diversification. In addition, under his guidance, the firm conducted a number of targeted campaigns, and introduced a retirement-focused campaign “Income for What’s NextTM”. Under Mr. Advani’s leadership, product innovation included the launch of expanded fund share classes to meet local needs, specific localized products, and new strategies to fill product gaps. Mr. Advani was instrumental in achieving two key milestones for the Company: the launch of a liquid alternative strategies fund leveraging K2 Advisor’s hedge fund-of-fund capabilities and the launch of a short-duration government bond exchange traded fund. Moreover, Mr. Advani also enabled infrastructure improvements by completing a major initiative to update the look and feel of the Company’s brand on websites and in printed materials, as well as a fund renaming effort to streamline and standardize the Company’s product-naming conventions with the goal of making it easier for financial professionals and end investors to do business with the Company. Globally, website improvements continued, including the launch of mobile capabilities in 16 countries. Mr. Advani led improvements to infrastructure supporting the international business, by continuing to implement a new contact management system for the sales force and rolling out an email platform to enhance marketing reach in additional countries. Under Mr. Advani’s leadership, sales professionals were added in Asia, Europe and the U.S. to support distribution of our expanded alternative investment products and capabilities.

Jennifer M. Johnson, Executive Vice President and Chief Operating Officer.

Ms. Johnson oversees technology, the global transfer agency, investment management services, and human resources, while also having responsibility for the Company’s trust company subsidiaries. In fiscal year 2014, the Company completed a multi-year effort, co-led by Ms. Johnson, to deregister as a bank holding company with the Federal Reserve, while preserving limited trust and fiduciary capabilities for high net worth clients. Under Ms. Johnson’s leadership, a clear technology roadmap for the investment accounting business operations was defined, which will enable the Company to continue to effectively respond to new and complex securities, meet continuous demand for new product delivery and accelerate time to market for such products. The global transfer agency continued to maintain high levels of customer service, achieving all-time-high scores for transaction quality from National Quality Review, an independent third-party which provides objective evaluations of customer service quality. In technology, a multi-year project to transition to a new data center completed its final year, resulting in total savings for the five-year effort of $50 million. Ms. Johnson oversaw enhancements to the technology infrastructure to increase the global reach and enhance the user experience for the Company’s redesigned international websites and mobile sites. A significant technology initiative was undertaken in the area of information security enhancements including improvements in data loss prevention and cyber security and intelligence. Human Resources initiatives focused on employee recognition and engagement. This included participation for the second year in the Global Corporate Challenge, a workplace health and well-being program aimed at changing the behavior and improving the health of employees around the world.

Kenneth A. Lewis, Executive Vice President and Chief Financial Officer.

Mr. Lewis directs the Company’s finance division and oversees the financial performance of the organization. He also oversees acquisitions, corporate performance measurement, strategic planning, enterprise risk management, corporate communications, and general services (corporate real estate). Diluted earnings per share for the fiscal year improved significantly to $3.79, a 12% increase over the previous year. Net income increased by 11% to $2.38 billion for fiscal year 2014, compared to $2.15 billion in fiscal year 2013. The Company’s operating margin increased to 37.9%, as compared to 36.6% in fiscal year 2013. During fiscal year 2014, the Company hosted its first investor day under Mr. Lewis’ leadership. The event included presentations and panel discussions with senior executives addressing key topics of interest from investors, including revenue growth, operating leverage and capital management. Mr. Lewis also spearheaded initiatives to comply with the evolving global regulatory environment. The Company’s financial reporting processes were evaluated and redesigned to comply with the newly established regulatory requirements for financial products registered in Europe. He oversaw reviews by the Federal Reserve and other regulatory agencies and shared the leading role in the reorganization of the Company’s banking subsidiaries. Mr. Lewis led several initiatives to improve the Company’s management reporting capabilities, including enhanced financial analysis supporting fund of funds, multi-asset solutions, and alternative investment products. Under Mr. Lewis’ leadership, the public relations program generated over 8,800 significant media mentions globally. In addition, continued guidance and support from the public relations program on social media content has led to strong republishing of blog content in print and online, with over 700 media placements in key publications globally. Mr. Lewis also oversaw real estate transactions for 14 Company offices worldwide.

John M. Lusk, Executive Vice President—Investment Management.

Mr. Lusk is responsible for the firm’s independent equity and fixed income investment management groups, which include Franklin, Templeton, Mutual Series, and Local Asset Management, as well as Investment Management Strategic Services, which includes the trading areas, investment risk and performance, and global portfolio and corporate services. During the fiscal year, relative investment performance remained solid. For the firm’s equity and fixed income investment management groups, 64%, 71%, 79%, and 81% of long-term assets under management were in the top two quartiles of their peer groups for the one-, three-, five- and 10-year periods, respectively, as of September 30, 2014, as reported by Lipper, Morningstar, eVestment, PSN, and other local third-party peer group providers. During the fiscal year, Mr. Lusk worked with members of senior management to continue to support and strengthen the investment teams by providing strategic guidance in the areas of talent development, succession planning and overall retention in support of the investment process, investment performance and investment team development. These efforts resulted in the execution of various changes across investment teams, thereby creating a sustainable organizational structure with minimal disruption to clients and investment teams. In addition, under Mr. Lusk’s direction, the Company continued to examine and address resource needs by leveraging the talent pool for stretch roles and promotion opportunities across multiple investment teams. As part of a strategic initiative to foster investment team collaboration, Mr. Lusk developed sector team meetings for investment professionals and traders across global locations, and held joint research meetings with various teams. Mr. Lusk also oversaw the formation of the Investment Management Strategic Services group, which combined the Global Trading, Performance and Investment Risk, and Global Portfolio and Corporate Services groups. In another key focus area, Mr. Lusk continued to expand the firm’s investment risk management program, to further foster a culture where risk management and compliance work in a complementary fashion within the investment management process.

For fiscal year 2014, the incentive award payable to each Senior Executive was determined in relation to such executive’s performance in achieving his or her objectives. Twice a year the CEO, aided by the Company’s corporate planning group, evaluates each Senior Executive and his or her respective business unit’s progress in achieving its goals. In addition, the CEO works with senior members of the Company’s Human Resources Group to recommend the appropriate award amount for each Senior Executive based upon such performance. As part of this process, the Human Resources Group conducts and reviews an analysis of competitive compensation by peer companies (listed above under “Peer Group Companies”), compares previous year over year performance and compensation paid to the executive, considers internal pay equity issues and reviews third party executive compensation surveys related generally to the financial services industry and specifically to the asset management industry. In addition, the Human Resources Group prepares tally sheets which include cash, equity and other compensation paid to each Senior Executive in prior periods as well as an analysis of the total projected wealth accumulation for such executive over the next five years. Upon completion of this review process, management presents the performance evaluations to the Compensation Committee and the CEO makes a recommendation regarding the appropriate level of incentive compensation in relation to the objectives achieved.

The Compensation Committee reviews and discusses the evaluations, competitive compensation information, tally sheets and the compensation recommendations for each Senior Executive. Based upon this review, the Compensation Committee assesses the reasonableness of the compensation recommendations and sets each Senior Executive’s incentive compensation for the fiscal year.

Based upon each Senior Executive’s performance and achievements described above, the Compensation Committee granted fiscal year 2014 awards to each of the Senior Executives under the Company’s KEIP in the following amounts: Vijay C. Advani: $6.0 million; Jennifer M. Johnson: $3.5 million; Kenneth A. Lewis: $2.6 million; and John M. Lusk: $2.2 million. Such awards were granted in fiscal year 2015. In keeping with the Company’s compensation philosophy, the cash and equity portions of such awards were paid as described above. The restricted stock grants vest over a three-year period after grant. The Compensation Committee believes that requiring time-based vesting of equity incentive grants helps to align executives’ long-term interests with those of stockholders, further ties compensation to Company performance, and aids in retention. In fiscal year 2014, based on performance in fiscal year 2013, the Committee also awarded long-term performance-based awards under the USIP in the following amounts based on target value at grant: Vijay C. Advani: $1,200,000; Jennifer M. Johnson: $550,000; Kenneth A. Lewis: $525,000; and John M. Lusk: $225,000. These awards are subject to the achievement of performance measures based 50% on Operating Margin and 50% on Shareholder Return Ranking and will vest according to the vesting schedule and performance criteria described in the 2014 Performance Awards chart above.

Benefits and Perquisites

As a general practice, the Company provides no material benefits and limited perquisites to executive officers that it does not provide to other employees. All executive officers are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most of the Company’s employees. Executive officers (other than those who directly, or through attribution of shares held by certain family members, hold 5% or more of the Company’s stock) are also eligible to participate in the ESIP on similar terms to the Company’s other employees. Under the ESIP a participant may elect to have 1%—10% of his or her payroll deducted to purchase up to the lesser of $25,000 in value or 2,000 shares of the Company’s common stock per year at a specified price. In addition, all of the executive officers may participate in the 401(k) Plan. Similar to the Company’s other employees and subject to 401(k) Plan requirements, 75% of an executive’s total eligible compensation contributed to the 401(k) Plan is matched by the Company. The Board of Directors reviews and approves the annual corporate contribution to the 401(k) Plan.

The Company provides certain limited perquisites to its executive officers which it believes aid the executives in their execution of Company business. For example, occasional personal use of Company aircraft may be provided to enable named executive officers to devote additional and efficient time to Company business when traveling. In addition, the Company may sponsor memberships in social clubs and provide tickets to events to provide for the entertainment of clients and prospective clients. Perquisites and other benefits represent a de minimis part of the Company’s overall compensation package. The Compensation Committee believes the value of perquisites and other benefits are reasonable in amount and consistent with its overall compensation plan. For additional information on perquisites and other benefits please see the Summary Compensation Table below in this Proxy Statement.

Termination/Change in Control Matters

The Company’s named executive officers are employed on an “at will” basis, without any written employment or severance agreements. Accordingly, the named executive officers are not entitled to any particular severance benefit upon termination of employment by the Company. The Company may, however, provide severance on a case-by-case basis in its discretion as approved by the Compensation Committee. Similarly, the Company has not entered into any agreement with any named executive officer that provides for additional payments solely on account of a change in control of the Company. The Company’s only change in control provisions are found in existing compensation plans and apply to all participants in those plans.

Tax Considerations

In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Code. Section 162(m) limits to $1 million the amount that a publicly traded corporation, such as the Company, may deduct for compensation paid in any year to its chief executive officer and certain other named executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million per covered officer limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s stockholders.

The Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation. The Compensation Committee expects that its performance-based awards either in the form of cash, restricted stock or performance shares should qualify for the performance-based compensation exception to Section 162(m). The Compensation Committee, however, believes that it is important for it to retain maximum flexibility in designing compensation programs that are in the best interests of the Company and its stockholders. Therefore, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee.

Other Considerations

The Compensation Committee has reviewed the aforementioned incentive plans and does not believe the goals, or the underlying philosophy and administrative guidelines create risks that are reasonably likely to have a material adverse effect on the Company. By utilizing long-term equity, including the settlement of a sizeable portion of annual incentive awards in the form of restricted stock vesting over three years and our stock ownership requirements, we align named executive officer compensation with that of the long-term stockholder. Additional mitigating risk factors include the use of multiple financial and non-financial performance metrics at the Company and business unit level, oversight of a committee of independent Directors with the ability to use negative discretion in awards and a forfeiture policy (described below) in the event of certain financial restatements. See also the discussion of the Board’s role in risk oversight under the heading “Information about the Board and its Committees”.

Stock Ownership Requirements. As discussed in greater detail under the heading “Corporate Governance—Stock Ownership Guidelines” in this Proxy Statement, the Board of Directors has adopted guidelines for the directors and the senior officers, including each of the named executive officers, concerning their ownership of the Company’s common stock. The ownership guidelines specify the minimum amount of shares that the directors and such officers should own. The purpose of the stock ownership guidelines is to more closely align the interests of the directors and such officers with the interests of the Company’s other stockholders through good and bad economic times. In addition, the stock ownership guidelines are designed to strengthen the link between long-term Company performance and executive compensation. As of December 31, 2014, all executive officers were in compliance with these guidelines.

Prohibition against Hedging Transactions. As discussed in greater detail under the heading “Corporate Governance—Prohibition against Hedging Transactions” in this Proxy Statement, all employees, temporary employees, directors and officers are prohibited from short sales of securities, including “short sales against the box” (i.e. a short sale by the holder of a long position in the same stock) of securities issued by Franklin Resources, Inc. and securities issued by any closed-end fund sponsored or advised by the Company.

Potential Impact on Incentive Compensation of Financial Restatements. The Compensation Committee has enhanced Company protections by approving clawback provisions under the AIP and executive award agreements. These provisions provide for the forfeiture by our executive officers and other employees of any awards granted or earned, or earnings thereupon, in the event that the Company issues a restatement of financial results to correct a material error where the recipient is found to have committed fraud or other willful actions that significantly contributed to the need for a financial restatement. Such a forfeiture is enforceable by the Company by all legal means available, including, without limitation, by withholding such amount from other sums owed by the Company to the individual. Awards are also subject to forfeiture in the case of fraud or violations of securities laws irrespective of whether the individual’s actions led to the financial restatement and as may be required to comply with clawback provisions adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and similar laws and regulations of the European Union and of any other applicable jurisdiction. Under such circumstances, the Compensation Committee may determine that all, a portion or no part of an award shall be forfeited.

Timing of Awards. The Compensation Committee’s general practice is to make award decisions for the previous fiscal year and review salaries of the Company’s executive officers in November. This time frame allows the Compensation Committee to review a full year of the executives’ performance as well as a full year of the Company’s performance, given that the Company’s fiscal year ends on September 30th and the press release containing the Company’s earnings for the fiscal year typically is released in late October.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Respectfully Submitted:

Compensation Committee

Peter K. Barker (Chairman)

Samuel H. Armacost

Mark C. Pigott

SUMMARY COMPENSATION TABLE

The following table provides compensation information for the Company’s named executive officers for the fiscal years ended September 30, 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Gregory E. Johnson	2014	780,132	11,350,000	3,650,000	124,164	(4)	15,904,296
Chairman of the Board, Chief Executive Officer and President	2013	780,132	8,550,000	2,650,000	152,570		12,132,702
	2012	780,132	8,850,000	2,650,000	40,039		12,320,171

Kenneth A. Lewis	2014	525,000	1,625,000	1,450,000	—		3,600,000
Executive Vice President and Chief Financial Officer	2013	525,000	1,515,000	1,400,000	—		3,440,000
	2012	525,000	1,550,000	1,290,000	—		3,365,000

Vijay C. Advani	2014	525,000	4,350,000	3,150,000	—		8,025,000
Executive Vice President— Global Advisory Services	2013	525,000	3,550,000	2,650,000	—		6,725,000
	2012	525,000	3,850,000	2,650,635	—		7,025,635

Jennifer M. Johnson	2014	525,000	2,000,000	1,900,000	—		4,425,000
Executive Vice President and Chief Operating Officer	2013	525,000	1,825,000	1,750,000	—		4,100,000
	2012	525,000	1,850,000	1,575,000	—		3,950,000

John M. Lusk	2014	525,000	1,075,000	1,250,000	24,155	(5)	2,874,155
Executive Vice President— Investment Management	2013	500,000	1,025,000	1,150,000	—		2,675,000

(1)	Stock award values represent the aggregate grant date fair value for all grants made during each fiscal year in accordance with the requirements of ASC 718 in the specified year for grants made in such year and prior years. For awards with performance conditions, the value at the grant date reported is based on the probable outcome of the performance conditions. Additional information is set forth in the “Grants of Plan-Based Awards (Fiscal Year 2014)” table below. See “Note 15—Stock-Based Compensation” in the Company’s Annual Report on Form 10-K for fiscal year 2014 filed with the Securities and Exchange Commission on November 12, 2014 for further details.
(2)	As of September 30, 2014, the Company’s three-year Stockholder Return Ranking was in the lowest quartile of the peer group. Therefore, none of the performance-based restricted stock awards granted in fiscal year 2012 and scheduled to vest on November 28, 2014 that were tied to Stockholder Return Ranking (“2012 TSR Shares”) vested. Below is a summary of amounts forfeited:

Name	2012 TSR Shares Forfeited	2012 TSR Shares Forfeited Grant Date Value ($)	2012 TSR Shares Forfeited Value as of 9/30/14 ($)
Gregory E. Johnson	21,063	750,000	1,150,250
Kenneth A. Lewis	7,023	250,000	383,526
Vijay C. Advani	14,043	500,000	766,888
Jennifer M. Johnson	7,023	250,000	383,526
John M. Lusk*	2,811	100,000	153,509

*	Mr. Lusk was not an NEO at the time the 2012 TSR Shares were granted.

(3)	Represents the cash portion of awards made under the Company’s KEIP. See “Compensation Discussion and Analysis—The Elements of Executive Compensation—Short-term and Long-term Incentive Compensation” above for more details. For Mr. Advani, fiscal year 2012 amount also includes a one-time referral bonus under Fiduciary Trust Company International’s New Business Award Program.
(4)

For Mr. G. Johnson, includes $123,948 for personal use of the Company’s aircraft in fiscal year 2014. The aggregate incremental cost of personal use of Company aircraft is calculated using the rate per nautical mile for each personal flight, published twice per year by Conklin & de Decker Associates, Inc. for each type of Company aircraft. Such amount is based on the published rate at the time of the personal flight use. These rates are used by a variety of corporate aviation operators for cost and budget estimation purposes. The rates include the estimated variable costs of operating aircraft, including fuel, labor and parts for most scheduled maintenance, engine, propeller and auxiliary power unit overhaul cost and parts repair and replacement costs, landing fees and expenses, supplies and catering and crew costs excluding salaries, benefits and fixed costs. The rates do not include the cost of periodic aircraft refurbishment, hangar costs, dues, subscriptions, weather and navigation services or the cost of insurance and administrative services. The rates also do not include depreciation or any tax benefit reductions due to personal use. The aggregate incremental costs in the table includes the cost of all nautical miles flown for positioning flights necessary to accomplish a personal flight and to return the aircraft to its next scheduled location. Amount also includes fees paid or reimbursed by the Company for spousal activities related to off-site meetings.

(5)	For Mr. Lusk, includes $22,164 in relocation payments, a gift recognizing 20 years of service with the Company (consistent with Company practice for all employees), and fees paid or reimbursed by the Company for spousal activities related to off-site meetings.

GRANTS OF PLAN-BASED AWARDS (FISCAL YEAR 2014)

The following table presents information regarding grants of plan-based awards to the named executive officers during the fiscal year ended September 30, 2014.

Name	Plan		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)	Estimated Future Payouts Under Equity Incentive Plan Awards(5)
				Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Gregory E. Johnson	KEIP	(1)	—	3,650,000
	KEIP	(2)	11/4/13				13,936,963
	USIP	(3)	11/4/13		0	3,000,000	3,375,000

Kenneth A. Lewis	KEIP	(1)	—	2,434,490
	KEIP	(2)	11/4/13				1,923,370
	USIP	(3)	11/4/13		0	525,000	590,625

Vijay C. Advani	KEIP	(1)	—	3,650,000
	KEIP	(2)	11/4/13				5,228,807
	USIP	(3)	11/4/13		0	1,200,000	1,350,000

Jennifer M. Johnson	KEIP	(1)	—	3,119,838
	KEIP	(2)	11/4/13				2,740,763
	USIP	(3)	11/4/13		0	550,000	618,750

John M. Lusk	KEIP	(1)	—	2,206,041
	KEIP	(2)	11/4/13				1,716,033
	USIP	(3)	11/4/13		0	225,000	253,125

(1)	Incentive awards made under the KEIP typically include restricted stock granted under the Company’s USIP. FY14 awards were comprised of 65% cash and 35% restricted stock for amounts up to $1.0 million, 50% cash and 50% restricted stock for amounts in excess of $1.0 million, and 100% restricted stock for amounts in excess of $5.0 million. Please reference the Compensation Discussion and Analysis for additional information.
(2)	Represents the maximum potential equity portion of awards under the KEIP for fiscal year 2013, which were granted in fiscal year 2014. Grants of restricted stock include time vesting provisions such that the award would vest in thirds on August 29, 2014, August 31, 2015 and August 31, 2016. In accordance with the terms of the USIP, the number of shares of restricted stock issued was determined based on the closing price on the NYSE of the Company’s common stock on the grant date. Any dividends declared on the Company’s common stock are paid on the unvested shares. Amounts do not include the equity portion of awards that may be made under the KEIP for fiscal year 2014 because such awards were granted in fiscal year 2015.
(3)	Represents performance-based long-term incentive awards under the USIP granted on November 4, 2013. The number of shares was determined by dividing the award value by the closing price of the Company’s common stock on November 4, 2013, the date of grant, rounded up to the nearest whole share. A portion of these performance awards vested on November 28, 2014; the unvested portions may vest or become forfeited on December 1, 2015 and December 1, 2016 based on future performance of the Company. Any dividends payable on the Company’s common stock prior to vesting are paid upon vesting.
(4)	Represents the cash portion of the maximum awards that may be made under the KEIP for fiscal year 2014. Awards under the KEIP have no assigned threshold or target amount, and are determined at the discretion of the Compensation Committee, subject to a pre-determined maximum. Accordingly, no threshold or target amounts are listed. Please refer to the “Executive Compensation—Compensation Discussion and Analysis” above for the actual cash amount received by each named executive officer in fiscal year 2014 pursuant to such awards.
(5)	Determined pursuant to ASC 718. For equity awards that are subject to performance conditions, the Target value reported is based upon the probable outcome of such conditions, excluding the effect of estimated forfeitures.

Please refer to the “Executive Compensation—Compensation Discussion and Analysis” above for an explanation of salary and bonus in proportion to total compensation and further details regarding amounts disclosed in the Summary Compensation Table and Grants of Plan-Based Awards table.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table presents information concerning the number and value of stock awards held by the named executive officers as of September 30, 2014. As of September 30, 2014, no stock options remained outstanding.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Gregory E. Johnson	155,758	8,505,944	123,262	6,731,338

Kenneth A. Lewis	21,187	1,157,022	30,366	1,658,287

Vijay C. Advani	56,972	3,111,241	66,715	3,643,306

Jennifer M. Johnson	27,700	1,512,697	31,362	1,712,679

John M. Lusk	16,640	908,710	12,747	696,114

(1)	The shares consist of shares of restricted stock that vest as follows:

Name	Total Unvested Shares	Vesting Date
Gregory E. Johnson	52,269	8/31/15
	103,489	Vest in equal parts on 8/31/15 and 8/31/16

Kenneth A. Lewis	7,554	8/31/15
	13,633	Vest in equal parts on 8/31/15 and 8/31/16

Vijay C. Advani	17,931	8/31/15
	39,041	Vest in equal parts on 8/31/15 and 8/31/16

Jennifer M. Johnson	9,729	8/31/15
	17,971	Vest in equal parts on 8/31/15 and 8/31/16

John M. Lusk	6,105	8/31/15
	10,535	Vest in equal parts on 8/31/15 and 8/31/16

(2)	Calculated by multiplying unvested shares by $54.61, the closing price of the Company’s common stock on the NYSE on September 30, 2014, the last trading day of the fiscal year.

(3)	Includes performance-based shares of restricted stock that vest as follows:

Name	Total Unvested Shares	Vesting Dates Subject to Achievement of Performance Criteria
Gregory E. Johnson	43,865	11/28/14
	35,243	12/1/15
	44,154	12/1/16

Kenneth A. Lewis	12,994	11/28/14
	9,643	12/1/15
	7,729	12/1/16

Vijay C. Advani	27,020	11/28/14
	22,033	12/1/15
	17,662	12/1/16

Jennifer M. Johnson	13,168	11/28/14
	10,098	12/1/15
	8,096	12/1/16

John M. Lusk	5,303	11/28/14
	4,132	12/1/15
	3,312	12/1/16

OPTION EXERCISES AND STOCK VESTED (FISCAL YEAR 2014)

The following table presents information regarding stock option exercises and stock awards vesting for the named executive officers during the fiscal year ended September 30, 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory E. Johnson	145,314	5,687,880	202,766	11,426,491

Kenneth A. Lewis	—	—	28,543	1,608,342

Vijay C. Advani	—	—	87,093	4,896,549

Jennifer M. Johnson	28,251	1,108,852	39,900	2,245,488

John M. Lusk	—	—	21,126	1,192,011

(1)	The value realized on exercise of stock options is calculated by subtracting the exercise price of the stock option award from the closing price of the Company’s common stock on the NYSE on the date of exercise and multiplying that resulting number by the number of shares that were exercised under such option award.
(2)	The value of each stock award is calculated by multiplying the closing price of the Company’s common stock on the NYSE on the date of vesting by the number of shares that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has not provided the named executive officers with agreements providing for severance payments, medical or insurance benefits or any other perquisites after their employment with us has ended or following a change in control.

As described under “Executive Compensation—Compensation Discussion and Analysis” above in this Proxy Statement, the named executive officers have typically received grants of incentive awards payable in the form of cash under the Company’s AIP and the KEIP, and restricted stock and restricted stock units under the Company’s USIP. Except as set forth below or as otherwise determined by the Compensation Committee, unearned awards made to a named executive officer under such plans are forfeited upon voluntary or involuntary termination of executive’s employment with the Company. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce such awards.

Amended and Restated Annual Incentive Compensation Plan

In the event the employment of a participant under the AIP terminates due to death or permanent disability, such participant is generally entitled to receive a pro-rated award under the plan based upon performance for the time served during the relevant performance period. If a participant’s employment terminates due to retirement, such participant is eligible to receive a pro-rated award based upon performance to the date of retirement during the relevant performance period. To be eligible to receive a pro-rata payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. In any event, the Compensation Committee or management may pay, eliminate or reduce any such awards.

The AIP does not expressly provide for any change-in-control payments, however, the Compensation Committee has the discretion to make awards under the plan in the event of a change in control.

Under the AIP, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination, (ii) pay the participant’s full award under the plan (or any greater amount), or (iii) not make any payment.

2014 Key Executive Incentive Compensation Plan

As described in more detail under “Compensation Discussion and Analysis—The Elements of Executive Compensation—Incentive Compensation,” the 2014 Key Executive Incentive Compensation Plan, or KEIP, is a sub-plan under the AIP. Consequently, all of the provisions described above regarding the Annual Incentive Compensation Plan apply to grants made under the KEIP. In addition, the KEIP includes separate terms regarding termination payments which are summarized below.

If the employment of a participant in the KEIP terminates due to death, permanent disability or retirement, such participant is generally entitled to receive payment of any award under the plan with respect to the fiscal year of such termination. In addition, if a participant terminates employment with the Company for any reason other than death, permanent disability or retirement, any award under the plan with respect to the fiscal year of such termination is generally required to be reduced proportionately based on the date of termination. To be eligible to receive a payment upon retirement from the Company, the participant must retire after reaching age fifty-five and have at least ten years of service with the Company. To be eligible for awards in the event of permanent disability, the executive must be eligible for payments under the Company’s long-term disability insurance policy. In any event, the Compensation Committee, in its sole discretion, may pay, eliminate or reduce any such awards under the KEIP.

The KEIP does not expressly provide for any change-in-control payments.

2002 Universal Stock Incentive Plan

Pursuant to the terms of the Company’s USIP and applicable award agreements, any options that are exercisable by a named executive officer will remain exercisable for a period of (i) 180 days after termination of employment due to the death or permanent disability of the executive, and (ii) 90 days after termination of such executive’s employment for any other reason; provided that in no case will the option remain exercisable later than its expiration date.

Pursuant to the terms of the USIP, a change in control of the Company means a proposed dissolution or liquidation of the Company or a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the award or substitute an equivalent award. The Compensation Committee must notify participants of such treatment no later than ten days prior to such proposed Transaction. To the extent not previously exercised, option grants and awards terminate immediately prior to the consummation of such proposed Transaction.

Compensation Committee Policy & Practice

Notwithstanding the discussion above, pursuant to the terms of the KEIP and the AIP, the Compensation Committee, in its sole discretion, may eliminate or reduce any unvested awards otherwise payable to a participant following termination of employment. In addition, the Compensation Committee has the authority to pay the full award amount to a participant whose award would have otherwise been reduced or forfeited following termination of employment or a change in control. The Compensation Committee also has the discretion under the USIP to determine the terms, conditions, performance criteria, restrictions, and other provisions of awards made under the USIP.

As a general policy matter, the Compensation Committee has limited the payment of unvested awards under the KEIP, the AIP and the USIP following a participant’s termination of employment. We expect the Compensation Committee would act similarly upon a change in control. Payments for unvested awards, if any, made to the named executive officers upon the termination of employment or upon a change in control would be determined on a case-by-case basis by the Compensation Committee.

Estimated Payments upon Termination

Because of the Compensation Committee’s general policy of limiting payments to the named executive officers following termination of employment and its authority to reduce or increase the payments otherwise available under awards, the amounts payable to the named executive officers following termination of employment are not determinable. The following table sets forth a range of the potential compensation that could become payable under the KEIP and the AIP if a named executive officer’s employment had terminated on September 30, 2014. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2014 and, if applicable, based on the closing price of the Company’s common stock on the NYSE on September 30, 2014, the last trading day of fiscal year 2014.

Name	Death, Permanent Disability, or Retirement(1)(2)(3)($)	Voluntary Termination(4)(5)($)	Involuntary Termination(4)(6)($)
Gregory E. Johnson	0 -17,887,282	0 - 2,650,000	0 - 2,650,000

Kenneth A. Lewis	0 - 4,215,309	0 - 1,400,000	0 - 1,400,000

Vijay C. Advani	0 - 9,404,547	0 - 2,650,000	0 - 2,650,000

Jennifer M. Johnson	0 - 4,975,376	0 - 1,750,000	0 - 1,750,000

John M. Lusk	0 - 2,754,824	0 - 1,150,000	0 - 1,150,000

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2013 cash bonus, plus the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table above, as determined in the discretion of the Compensation Committee.
(2)	Permanent Disability means that the executive is eligible for payments under the Company’s long-term permanent disability insurance policy.
(3)	As of September 30, 2014, Mr. Lusk was the only named executive officer eligible for retirement payments under the KEIP and AIP based on his age and tenure with the Company.
(4)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2013 cash bonus, as determined in the discretion of the Compensation Committee.
(5)	Under the AIP, voluntary termination of employment generally means that an executive voluntarily resigned from employment at the Company.
(6)	Under the AIP, involuntary termination of employment includes employment that is terminated by the Company as a result of the Company’s dissatisfaction with the job-related activities of the employee or conviction of the employee of a felony. No payments would be made in either of these events. For involuntary termination for any other reason, such as job elimination, the Compensation Committee, in its sole discretion, may (i) pay the participant a pro-rated incentive award based upon performance during the plan year to the date of termination, (ii) pay the participant’s full award under the plan (or any greater amount) or (iii) not make any payment.

Estimated Payments upon a Change in Control

None of the named executive officers have agreements which provide for payments upon a change in control of the Company. However, under the Company’s USIP the Compensation Committee has the discretion to make a determination as to the equitable treatment of awards upon a change in control. The Compensation Committee may, in its discretion, make cash awards under the KEIP and the AIP and awards of restricted stock under the USIP following a change in control. The following table sets forth an estimate of the potential compensation that may become payable under the USIP, the KEIP and the AIP upon a change in control of the Company. A change in control of the Company is deemed to have occurred upon the occurrence of certain transactions as defined in the USIP and specified above. The amounts provided are based upon the named executive officer’s compensation and service levels as of September 30, 2014, and if applicable, based on the closing price of the Company’s common stock on the NYSE on September 30, 2014, the last trading day of fiscal year 2014.

Name	Cash(1)($)	Unvested Value of Restricted Stock(2)($)	Total($)
Gregory E. Johnson	0 - 2,650,000	0 - 15,237,282	0 - 17,887,282

Kenneth A. Lewis	0 - 1,400,000	0 - 2,815,309	0 - 4,215,309

Vijay C. Advani	0 - 2,650,000	0 - 6,754,547	0 - 9,404,547

Jennifer M. Johnson	0 - 1,750,000	0 - 3,225,376	0 - 4,975,376

John M. Lusk	0 - 1,150,000	0 - 1,604,824	0 - 2,754,824

(1)	Amounts included in this column range from $0 to a maximum payment which is based on the executive’s fiscal year 2013 cash bonus.
(2)	Amounts included in this column range from $0 to a maximum payment which is based on the cash value of the executive’s unvested stock awards listed under the column “Stock Awards” in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table above and determined at the discretion of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2014, the following directors served as members of the Compensation Committee: Messrs. Crocker (Chairman until his retirement on March 12, 2014), Armacost, Barker (Chairman as of March 12, 2014), and Pigott. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2014, and no member of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was a party to any disclosable related party transaction involving the Company. During fiscal year 2014, none of the executive officers of the Company served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate filings made by us under those statutes, the following report shall not be deemed to be “soliciting material,” or to be incorporated by reference into any prior filings or future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Franklin Resources, Inc. currently consists of Chutta Ratnathicam (Chairman), Peter Barker, Laura Stein and Geoffrey Yang. Each of the members of the Audit Committee is independent as defined under the New York Stock Exchange listing standards and applicable law. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the Company’s financial reporting, auditing and internal control activities, including the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s function is more fully described in the Committee’s written charter, which is posted in the corporate governance section of the Company’s website at www.franklinresources.com/corp/pages/generic_content/corporate_governance/corporate_governance_charter.jsf.

REVIEW OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2014

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2014 with the Company’s management.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Members of the Audit Committee:

Chutta Ratnathicam (Chairman)

Peter K. Barker

Laura Stein

Geoffrey Y. Yang

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board, with the ratification of the stockholders, engaged PwC to perform an annual audit of the Company’s consolidated financial statements for fiscal year 2014.

The following table sets forth the approximate aggregate fees billed or expected to be billed to the Company by PwC for fiscal years 2014 and 2013 for the audit of the Company’s annual consolidated financial statements and for other services rendered by PwC.

	FISCAL YEAR
	2014	2013
	(in thousands)
Audit Fees(a)	$6,438	$6,416
Audit-Related Fees(b)	1,171	1,218
Tax Fees(c)	109	99
All Other Fees(d)	2,296	206

TOTAL FEES	$10,014	$7,939

(a)	The 2014 Audit Fees amount includes approximately $47,900 of fees related to fiscal year 2013 that were billed in fiscal year 2014 and the 2013 Audit Fees include approximately $154,602 of fees related to fiscal year 2012 that were billed in fiscal year 2013.
(b)	Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services related primarily to internal control examinations pursuant to Service Organization Control (SOC) 1, consultation concerning financial accounting and reporting standards, attestation services, due diligence services and audits of employee benefit plans.
(c)	Tax Fees consist of tax return preparation, tax compliance, tax advice and tax planning services. For fiscal year 2014, tax return preparation and tax compliance services represented approximately $43,900. For fiscal year 2013, tax return preparation and tax compliance services represented approximately $38,800.
(d)	Other Fees includes $65,870 of fees that have been contracted with the Company but which are expected to be paid by a third party. The remainder of Other Fees consists principally of services rendered in connection with assistance in regulatory reporting in various jurisdictions and services provided to certain of our funds. In fiscal year 2014, services provided to the funds included $1,290,964 of audit and audit related services, incurred by the Company in return for a fixed administration fee. These costs were previously a direct expense of the funds.

Note: For fiscal year 2014 3.45% of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C), all of which represented All Other Fees. For fiscal year 2013, none of the fees for services described under Audit-Related Fees, Tax Fees and All Other Fees were approved by the Audit Committee pursuant to the pre-approval waiver requirements under 17 CFR 210.2-01(c)(7)(i)(C).

PRE-APPROVAL PROCESS AND POLICY

The audit and non-audit services provided to the Company and its subsidiaries by PwC, the independent auditors, during fiscal years 2013 and 2012 were pre-approved by the Audit Committee. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by PwC. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform.

Any requests for audit, audit-related, tax and other services must initially be submitted to the Company’s Chief Financial Officer. Any requests preliminarily approved by the CFO are then submitted to the Audit

Committee for final pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings up to a designated approval amount, which amount for fiscal year 2013 was $50,000 (the “Chairman Approval Amount”), has been delegated to the Chairman of the Audit Committee. The decision of the Chairman to grant specific pre-approval of a service is presented to the Audit Committee at its scheduled meetings. If the estimated fees for proposed services exceed the Chairman Approval Amount, specific pre-approval by the entire Audit Committee is required.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2014, Franklin Templeton Bank & Trust, F.S.B. and Fiduciary Trust, subsidiaries of the Company, provided banking services in the ordinary course of their business to certain directors and executive officers of the Company and members of their immediate families. The services included loans, deposits, trustee, custodian and investment management. Services were provided on substantially the same terms, including fees, interest rates and collateral that prevailed at the time for comparable services provided to other third parties in arms-length relationships and did not involve more than the normal risk of collectability or present other unfavorable features. On April 10, 2014, the Company sold these loans in connection with the limitation of the relevant subsidiaries to trust and fiduciary activities.

For fiscal year 2014, Charles B. Johnson, a Portfolio Manager for Franklin Advisers, Inc. and former Chairman of the Board and a director of the Company, who, among other family relationships, is the father of Gregory E. Johnson, Chairman of the Board, Chief Executive Officer and President and a director of the Company, Charles E. Johnson, a director of the Company and Jennifer M. Johnson, Executive Vice President and Chief Operating Officer of the Company, received a base salary of $66,417. Mr. C. B. Johnson did not receive a cash bonus in fiscal year 2014.

For fiscal year 2014, Rupert H. Johnson, Jr., Vice Chairman and a director of the Company, who, among other family relationships, is the uncle of Gregory E. Johnson, Charles E. Johnson and Jennifer M. Johnson, received a base salary of $180,000. Mr. R. H. Johnson, Jr. did not receive a cash bonus in fiscal year 2014.

David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, is the brother of Kenneth A. Lewis, one of the Company’s named executive officers and the Executive Vice President and Chief Financial Officer of the Company. In fiscal year 2014, Mr. D. Lewis’s base salary was $202,600 and he received a bonus of $250,900 in cash and 2,512 shares of restricted stock.

Messrs. Charles B. Johnson, Rupert H. Johnson, Jr. and David A. Lewis, Sr. are entitled to receive medical, life and disability insurance coverage and other benefits available generally to employees of the Company and/or its subsidiaries.

Share Repurchases. Under a stock repurchase program authorized by the Board, the Company can repurchase shares of its common stock from time to time on the open market and in private transactions in accordance with applicable securities laws. Pursuant to this stock repurchase program, the Company repurchased shares of the Company’s common stock from, among others, certain directors, executive officers and greater than five percent (5%) beneficial owners of the Company’s common stock, and certain members of the immediate family of the foregoing persons, during fiscal year 2014. The price per share paid by the Company for repurchases is generally the average of the high and low price of the Company’s common stock on the NYSE on the repurchase date.

In order to pay taxes due in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP, the Company uses a net stock issuance method, equivalent to a stock repurchase program, to pay such taxes. For shares repurchased in connection with the payment of taxes on vesting shares, the repurchase price is the closing price on the NYSE on the date of the transaction.

During fiscal year 2014, the Company repurchased shares of common stock from the persons listed below for the aggregate consideration shown.

Name and Title	Number of Shares Repurchased		Aggregate Consideration($)
Vijay C. Advani,	42,866		2,409,245
Executive Vice President—Global Advisory Services
Charles B. Johnson,	300,000		16,395,000
Portfolio Manager, Franklin Advisers, Inc.
Kenneth A. Lewis,	12,318	(a)	693,651
Executive Vice President and Chief Financial Officer
John M. Lusk,	6,282		354,205
Executive Vice President—Investment Management
Craig S. Tyle,	4,942		279,322
Executive Vice President and General Counsel
William Y. Yun,	8,545		481,854
Executive Vice President—Alternative Strategies

(a)	Amount does not include 812 shares repurchased by the Company for $45,894 from David A. Lewis, Sr., Senior Vice President, Head of Americas Trading for Franklin Templeton Services, LLC, a subsidiary of the Company, and the brother of Kenneth A. Lewis.

Management and Use of AC Travel Aircraft. A wholly-owned subsidiary of the Company entered into an amended and restated aircraft management agreement, effective as of June 1, 2008, with AC Travel, LLC (“AC Travel”), an entity owned and controlled by Charles B. Johnson, Chairman of the Board and a director of the Company until June 2013 and currently a Portfolio Manager for Franklin Advisers, Inc., to manage the operations of a Gulfstream III aircraft (the “G-III”) and a Gulfstream G550 aircraft (the “G550”), both of which are owned by AC Travel. We refer to the G-III and the G550 as the “Aircraft”. Under the management agreement, the subsidiary: (a) provides consulting and management services for the operations of the Aircraft; (b) provides flight crew personnel, including coordinating training of such personnel; (c) arranges for maintenance of the Aircraft; and (d) arranges for insurance and a hangar for Aircraft storage and also provides other administrative services. The initial term of the amended and restated agreement ended on May 31, 2009, with automatic one-year renewals thereafter, subject to cancellation by either party. Our subsidiary receives a monthly management fee of $10,000 for the G550 and $3,000 for the G-III for administrative services. Out-of-pocket costs incurred under the amended and restated management agreement for services provided are either reimbursed by, or passed through to and paid by, AC Travel.

Charles B. Johnson and the Company entered into an amended and restated reimbursement agreement, effective as of January 1, 2008, to provide for the terms of reimbursement when Mr. C. B. Johnson uses the G550 in connection with his travels on Company business. Pursuant to the terms of the reimbursement agreement, the Company reimburses Mr. C. B. Johnson for costs incurred in connection with his business travel on behalf of the Company on the G550, including costs for landing, parking, hangar, tie-down, handling, customs, regulatory fees and charges, in-flight catering, pilot and crew costs and communication charges. Under the agreement, the amount reimbursed by the Company is not to exceed $750,000 on an annual basis without the prior written consent of the Board’s Audit Committee. In addition, the fees reimbursed may not exceed the fair market value to charter a G550 aircraft from an independent third party. The initial term of the amended and restated agreement ended on December 31, 2008, with automatic one-year renewals thereafter, subject to cancellation by either party. The agreement automatically terminates upon Mr. C. B. Johnson’s termination of employment with the Company. In accordance with the reimbursement agreement, the Company reimbursed Mr. C. B. Johnson $9,495 for use of the G550 for Company business purposes during fiscal year 2014.

Office Lease. In October 2009, the Board approved a three-year fixed term extension of a lease of approximately 5,495 square feet of office space owned by the Company in San Mateo, California with Tano Capital, LLC (“Tano”), a company owned by Charles E. Johnson, a director of the Company, brother of Gregory E. Johnson and Jennifer M. Johnson and nephew of Rupert H. Johnson, Jr. In November 2012, Tano and the Company entered into an amendment extending the original lease for a fixed five-year term and reducing the office space leased by Tano on the San Mateo campus from 5,495 square feet to 4,125 square feet. The lease amendment also granted Tano the option to increase the size of the office space to 5,284 square feet, which Tano exercised effective April 16, 2014. The current periodic payments due under the lease extension are $190,224 per annum. The aggregate amount of all periodic payments due under the lease during fiscal year 2014 was $167,624. The fiscal year 2014 effective return to the Company from the Tano lease was slightly lower than the fiscal year 2014 effective return realized by the Company from the other tenant who has leased space on the Company’s San Mateo campus.

Private Equity Fund Investment. On July 6, 2011, Franklin Templeton Capital Holdings Private Limited, a subsidiary of the Company, entered into an agreement to make a $25 million dollar investment commitment to Tano India Private Equity Fund II (“Tano Fund”). Tano Mauritius Investments, which is the investment manager and a Class B and Class C shareholder of the Tano Fund, is a direct subsidiary of Tano Capital, LLC, which is owned by Charles E. Johnson. During fiscal year 2014, capital calls in an aggregate total of $5,166,217 were made.

RELATED PERSON TRANSACTION POLICY

Related Person Transaction Policy. The Board of Directors has adopted a Related Person Transaction Policy (“Related Person Transaction Policy”) to address the reporting, review, approval and ratification of related person transactions. Related persons include the Company’s executive officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related person transaction” means a transaction or series of transactions in which the Company participates and a related person has a direct or indirect interest. Examples include sales, purchases and transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished and borrowings and lendings, including guarantees. Transactions with related persons which are for Company business purposes, compensation of directors approved by the Board and compensation arrangements approved by the Compensation Committee are not considered related person transactions. All related person transactions are required to be reported to the Audit Committee. However, the Audit Committee has the authority to determine categories of related person transactions that are immaterial and not required to be disclosed and that need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee. Pursuant to the Related Person Transaction Policy, the following related person transactions need not be reported to, reviewed by, and/or approved or ratified by the Audit Committee:

•

The establishment or maintenance of a banking, trading, investment management, custody or other account with an affiliate of the Company, if the terms of such account are generally the same as or similar to accounts offered by the affiliate of the Company in the ordinary course to persons who are not related persons.

•

Accounts invested in shares of one or more investment companies or portfolios in Franklin Templeton Investments (“FT Fund”) that are established and/or maintained by a related person on terms set forth in the applicable FT Fund prospectus or other disclosure documents.

•

The extension or maintenance of credit, arrangements for the extension of credit, or renewals of an extension of credit, in the form of a personal home improvement or manufactured home loan, consumer credit, any extension of credit under an open end credit plan or a charge card, if such loan, consumer credit, extension of credit or charge card otherwise is permitted to such related person under the terms of Section 13(k) of the Exchange Act, whether or not such person is subject to such Section 13(k).

•

Gross-ups and perquisites and other personal benefits from the use of Company owned or provided assets, including but not limited to personal use of Company-owned or provided aircraft and property, not used primarily for Company business purposes that, in the aggregate, are less than $10,000 in any fiscal year.

Audit Committee Review and Approval. Every quarter the Audit Committee reviews related person transactions. Such transactions involving an estimated amount of $120,000 or more require the approval or ratification of the Audit Committee. In connection with approving or ratifying a related person transaction, the Audit Committee will consider the relevant facts and circumstances of the transaction and any of the following factors that are relevant:

•	The position or relationship of the related person at or with the Company;

•	The materiality of the transaction to the related person, including the dollar value of the transaction;

•	The business purpose for and reasonableness of the transaction;

•

Whether the related person transaction is comparable to a transaction that could be available on an arms-length basis or is on the terms that the Company offers generally to persons who are not related persons;

•	Whether the related person transaction is in the ordinary course of the Company’s business; and

•	The effect of the transaction on the Company’s business and operations.

In addition, the Audit Committee has the authority to pre-approve certain categories of related person transactions, which transactions must still be reported to the Audit Committee at least annually. The Audit Committee has determined that Company purchases of shares of its common stock to pay taxes due by employees in connection with the vesting of employee and executive officer restricted stock and restricted stock unit awards under the USIP are pre-approved, but should be reported to the Audit Committee annually. The Audit Committee may delegate its authority to review, approve or ratify specified related person transactions to one or more members of the Audit Committee between scheduled committee meetings. Any determination made pursuant to this delegated authority must be presented to the full Audit Committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2014.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GENERAL

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2015 and to audit the Company’s internal control over financial reporting as of September 30, 2015. During and for the fiscal year ended September 30, 2014, PricewaterhouseCoopers LLP audited and rendered opinions on the financial statements of the Company and certain of its subsidiaries and many of the open-end and closed-end investment companies managed and advised by the Company’s subsidiaries. PricewaterhouseCoopers LLP also rendered an opinion on the Company’s internal control over financial reporting as of September 30, 2014. In addition, PricewaterhouseCoopers LLP provides the Company with tax consulting and compliance services, accounting and financial reporting advice on transactions and regulatory filings and certain other consulting services not prohibited by applicable auditor independence requirements. See “Fees Paid to Independent Registered Public Accounting Firm” above. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

The Board recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015. The voting requirements for this proposal are described in the “Voting Information” section. If the appointment is not ratified, the Audit Committee may reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PROPOSAL NO. 3

RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE

FRANKLIN RESOURCES, INC. 2002 UNIVERSAL STOCK INCENTIVE PLAN

Proposal No. 3 asks the Company’s stockholders to re-approve the material terms of the performance goals under the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan, as amended (the “USIP”), pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), to preserve corporate income tax deductions that may become available to the Company. The Company is asking stockholders for this approval so that the Company may grant to executive officers whose compensation is covered by Section 162(m) performance-based compensatory awards that are intended to be exempt from the tax deduction limitations of Section 162(m).

Pursuant to Section 162(m), the Company generally may not deduct for federal income tax purposes compensation paid to such a covered employee to the extent that the covered employee receives from the Company more than $1 million in compensation in any single year. Compensation that is paid based on achievement of pre-established performance goals that are set by the Compensation Committee, where stockholder approval of the material terms of the performance goals is received at least once every five years, is exempt from the tax deduction limitations of Section 162(m). The material terms of the performance goals include: (a) the employees eligible to receive awards under the USIP (as described under “Eligibility and Participation” below); (b) the business criteria on which performance goals may be based (as described under “Section 162(m); Performance-Based Compensation” below); and (c) the limits on the maximum aggregate amounts of awards that may be made to any individual participant during a calendar year under the USIP (as described under “Section 162(m); Performance-Based Compensation” below). The material terms of the performance goals in the USIP were last approved by the stockholder in 2010.

Shareholders are not being asked to approve an increase in the number of shares available for grant under the USIP, any modification of the performance goals under the USIP or any other amendment to the USIP at this time. The Company is asking stockholders at the Annual Meeting to re-approve the material terms under the performance goals of the USIP.

See “Section 162(m); Performance-Based Compensation” below.

The Board of Directors approved the USIP on October 10, 2002 and the USIP was approved by the stockholders in January 2003. The Board of Directors approved an amendment and restatement of the USIP on December 16, 2004, which was approved by the stockholders in January 2005. The Board of Directors approved a further amendment and restatement of the USIP on December 18, 2009, which was approved by the stockholders on March 16, 2010. The Board of Directors approved a further amendment and restatement of the USIP on December 16, 2010, which was approved by the stockholders on March 15, 2011. The Board approved a further amendment and restatement of the USIP on October 22, 2012 which amendment and restatement was not subject to stockholder approval.

The following summary describes the material features of the USIP but is not intended to be complete and is qualified in its entirety by reference to the USIP, a copy of which is attached as Appendix A. Capitalized terms not otherwise defined are used as set forth in the USIP.

Purpose

The USIP is intended to (i) attract and retain persons eligible to participate in the plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align employees’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock.

Administration of USIP

The Compensation Committee, as the administrator of the USIP, determines and approves the grant of incentive stock options, non-qualified stock options, stock appreciation rights, stock units, restricted stock, restricted stock units, performance shares and dividend equivalents to individuals eligible to participate in the USIP (as described under “Eligibility and Participation” below). Subject to the provisions of the USIP, the Compensation Committee has the authority and discretion to (among other things): (a) select from eligible individuals those who receive awards under the USIP; (b) determine the time or times awards under the USIP will be made; (c) determine the types of awards under the USIP; (d) determine the number of shares covered by awards under the USIP; (e) establish the terms, conditions, performance criteria, restrictions and other provisions of awards under the USIP; (f) cancel or suspend awards under the USIP; and (g) determine that any award under the USIP will be settled through cash payments, the delivery of shares of common stock, the granting of replacement awards or a combination thereof. The Special Awards Committee is also vested with the authority to make certain limited awards under the USIP to employees of the Corporation and its subsidiaries who are not executive officers subject to Section 16 of the Securities Exchange Act of 1934 (references to the Compensation Committee below include the Special Awards Committee to the extent that the Special Awards Committee exercises authority under the USIP). See Information About the Board and its Committees elsewhere in this Proxy Statement for a description of the Compensation Committee and the Special Awards Committee.

Stockholder Approval Required for Repricings

Reducing the exercise price of an option or stock appreciation right, or cancelling an underwater option or stock appreciation right in exchange for an equity award with a lower exercise price, purchase price, or base appreciation amount (as applicable), may not be done without stockholder approval, unless any such cancellation and exchange occurs in connection with a dissolution or liquidation of the Company or a merger or corporate combination.

Shares Authorized

The USIP authorizes 120,000,000 shares of common stock of the Company for issuance, subject to adjustment as described under “Changes in Capitalization” below. Shares issued under the USIP may be authorized, but unissued shares, or reacquired shares. As of December 31, 2014, 27,046,841 shares remained available for future issuance under the USIP. As of December 31, 2014, under the USIP there were no shares of common stock subject to outstanding options; 5,461,064 shares of restricted stock and restricted stock units that were issued or granted and outstanding, but not yet vested; and 1,213,375 shares subject to performance shares that were outstanding, but not yet vested.

Any shares covered by an award under the USIP that are not delivered because the award is forfeited or canceled or settled in cash will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the USIP. However, all shares covered by the portion of any stock appreciation right that is exercised (whether or not shares are actually issued to the holder upon exercise of the right) are considered issued pursuant to the USIP. If the exercise price of any option granted under the USIP is satisfied by tendering shares to the Company, only the number of shares issued net of the shares tendered are deemed delivered for purposes of determining the maximum number of shares available for delivery pursuant to awards (other than Options) granted under the USIP.

Eligibility to Participate

Under the terms of the USIP, any executive, other employee or director (including any non-employee director) of the Company or any of its subsidiaries is eligible to participate. As of December 31, 2014, approximately 9,400 individuals were eligible to participate in the USIP.

Types of Awards

Stock Options and Stock Appreciation Rights. A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price in accordance with the terms and conditions specified in the option agreement and the USIP. An option may be either an incentive stock option or an option that is not intended to qualify as an incentive stock option (see “Certain Significant Federal Income Tax Consequences” below). The Compensation Committee will, with regard to each stock option, determine (a) the number of shares subject to the option, (b) the manner and time of the option’s exercise and vesting, (c) the exercise price per share of stock subject to the option and (d) the methods by which the exercise price may be paid. A stock appreciation right is a grant of rights to receive, in cash or common stock (as determined by the Compensation Committee), value equal to (or otherwise based on) the excess of: (1) the fair market value of a specified number of shares of common stock at the time of exercise, over (2) a base appreciation amount established by the Compensation Committee. The exercise price for stock options and the base appreciation amount of stock appreciation rights is determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date the award is granted (or 110%, in the case of an incentive stock option granted to any employee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). The closing price on the NYSE of the Company’s common stock on December 31, 2014 was $55.37.

Stock Unit, Performance Share, Restricted Stock and Restricted Stock Unit Awards. A stock unit award is the grant of a right to receive shares of common stock in the future. A performance share award is a grant of a right to receive shares of common stock or cash which is contingent on the achievement of performance or other objectives during a specified period. A restricted stock award is the grant of a right to receive shares of common stock in the future, which grant of shares or right to receive shares is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to continued service of the holder or achievement of performance or other objectives, as determined by the Compensation Committee. The Compensation Committee determines the purchase price, if any, of any such awards granted under the USIP.

Dividend Equivalents. An award under the USIP may provide the holder with the right to receive dividend or dividend equivalent payments with respect to common stock subject to the award, whether or not the common stock subject to the award is earned, vested, or acquired. Dividend equivalents may be either paid currently or credited to an account for the holder and may be settled in cash or common stock as determined by the Compensation Committee, in each case subject to such conditions, restrictions and contingencies as the Compensation Committee shall establish.

Term of Awards

The term of all awards shall be determined by the Compensation Committee, provided that the term of any award may not be for more than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), subject to earlier termination in connection with a termination of the holder’s service with the Company and its subsidiaries.

Transferability

Unless specifically provided by the Compensation Committee in an award agreement, a participant’s rights under the USIP may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. An award agreement (other than with respect to an incentive stock option) may permit the award to be transferred to family members, family trusts, family controlled entities, charitable organizations, and/or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the participant.

Section 162(m); Performance-based Compensation

Under Section 162(m), in general, no tax deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees”. Under current Internal Revenue Service guidance, a “covered employee,” for purposes of Section 162(m) means an individual who is employed by the corporation as an executive officer on the last day of its taxable year and is either (a) the principal executive officer (or anyone acting in such capacity) or (b) one of the three highest compensated officers (other than the principal executive officer or principal financial officer) for the relevant taxable year. A provision under Section 162(m) to avoid this deduction limitation is the exception for “qualified performance-based compensation.”

This exception applies to compensation that is paid pursuant to stock options or stock appreciation rights granted by a compensation committee comprised solely of two or more “outside directors” under a stock incentive plan that is approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to or greater than the fair market value of the corporation’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates.

In order for awards of stock units, restricted stock, restricted stock units and performance shares to qualify as performance-based compensation, the Compensation Committee must establish one or more performance goals using stockholder-approved business criteria with respect to such award in writing not later than 90 days after the commencement of the period of service to which the performance goal relates and while satisfaction of the performance goal is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard and receipt or vesting of the awards must be solely on account of the attainment of such goals. Furthermore, stockholder approval of the material terms of the performance goals must be received at least once every five years.

Under the USIP, (a) the maximum number of shares with respect to which options and stock appreciation rights may be granted to a participant during a calendar year is 1,200,000 shares, and (b) the maximum number of shares subject to stock units, restricted stock, restricted stock units and performance shares that may be granted to a participant during a calendar year is 3,000,000 shares (regardless of when such shares are deliverable to the participant), in each case, subject to adjustment as described under “Changes in Capitalization” below.

The Compensation Committee will use one or more of the following business criteria, referred to as performance measures below, when establishing the performance goals applicable to any stock unit, restricted stock, restricted stock unit or performance share award under the USIP that is intended to qualify as “performance-based compensation” under Section 162(m): (a) annual revenue, (b) budget comparisons, (c) controllable profits, (d) Company earnings per share, (e) expense management, (f) improvements in capital structure, (g) net income, (h) net or gross sales, (i) operating income (pre- or post-tax), (j) profit margins, (k) operating or gross margin, (l) profitability of an identifiable business unit or product, (m) return on investments, (n) return on sales, (o) return on stockholders’ equity, (p) total return to stockholders, (q) assets under management, (r) investment management performance, (s) mutual and other investment fund performance, (t) institutional account performance, (u) high net worth and other separate account performance, (v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends), (w) price of the shares or any other publicly traded securities of the Company, (x) reduction in costs, (y) return on capital, including return on total capital or return on invested capital, (z) improvement in or attainment of expense levels or working capital levels, and (aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures.

These performance measures may be applicable to the Company and/or any of its individual business units and may differ from participant to participant. In addition, these performance measures will be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the performance measures applicable to an award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance measures in order to prevent the dilution or enlargement of the participant’s rights with respect to an award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the performance measures are established if so determined by the Compensation Committee.

The USIP allows the Compensation Committee discretion to award stock options, stock appreciation rights, stock units, restricted stock, restricted stock units and performance shares to covered employees under the USIP that are intended to qualify for the qualify for the “performance-based compensation” exception under Section 162(m) if stockholder approval is obtained of the material terms of the performance goals under the USIP. As discussed under “Executive Compensation—Compensation Discussion and Analysis—Tax Considerations” elsewhere in this Proxy Statement, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, may not limit compensation to those levels or types of compensation that will be deductible if it believes that the compensation is commensurate with the performance of the covered employee. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, the Company cannot guarantee that the awards under the USIP will qualify for the performance-based compensation exception under Section 162(m).

Changes in Capitalization; Corporate Transactions

The USIP provides that subject to any required action by the stockholders of the Company, (a) the number and/or class of securities covered by each outstanding award, (b) the price per share covered by each such outstanding award, (c) the number and/or class of securities which have been authorized for issuance under the USIP but as to which no awards have yet been granted or which have been returned to the USIP upon cancellation or expiration of an award, and (d) the maximum number of options, stock appreciation rights, stock unit awards, restricted stock awards, restricted stock unit awards and performance share awards which may be granted to any participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Such adjustment will be made by the Compensation Committee. The Compensation Committee will also make adjustments described in (a)-(d) above in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend.

In determining adjustments to be made, the Compensation Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding awards will be effected in a manner that precludes the enlargement of rights and benefits under such awards. Any adjustments, determinations or interpretations made by the Compensation Committee shall be final, binding and conclusive.

In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination in which the successor corporation does not agree to assume awards under the USIP or substitute equivalent awards, the Compensation Committee will make a determination (subject to the requirements described under “Amendment and Termination” below) as to the equitable treatment of outstanding awards under the USIP and will notify USIP participants of such treatment no later than ten days prior to such proposed corporate transaction. To the extent it has not been previously exercised, an award that is not assumed will terminate immediately prior to the consummation of such proposed corporate transaction.

Amendment and Termination

The USIP has no pre-determined termination date. The Board of Directors of the Company may at any time amend or terminate the USIP. However, no such amendment or termination may adversely affect the rights of any holder of an award previously granted under the USIP without written consent of the holder. In addition, no such amendment will be made without the approval of the Company’s stockholders to the extent such approval is required by applicable corporate, securities or tax laws; the requirements of any applicable stock exchange or if the amendment would lessen the stockholder approval requirements described in this paragraph or under “Stockholder Approval Required for Repricings” above.

Certain Significant Federal Income Tax Consequences

The following discussion summarizes certain significant U.S. federal income tax consequences of the USIP for participants and certain tax effects to the Company. The statements in the following paragraphs concerning certain significant U.S. federal income tax consequences of benefits under the USIP are based on the Internal Revenue Code of 1986, as amended (the “Code”), and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The tax law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options

Incentive stock options (“ISOs”) granted under the USIP are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options”. An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by the Company or its subsidiaries from the date of the grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If any employee exercises an ISO after the requisite periods referred to in clause (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options and Stock Appreciation Rights”. Further, if after exercising an ISO, an employee disposes of the common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price.

If, however, any employee does not hold the shares so acquired for the applicable holding period, thereby making a “disqualifying disposition”, the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income would be limited to the gain (if any) realized on the sale. If the exercise price exceeds the amount realized upon the disqualifying disposition, the difference would be a capital loss.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the common stock acquired upon exercise of an ISO.

However, in the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) (discussed above) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights

Non-qualified stock options (“NSO”) granted under the USIP are options that do not qualify as ISOs. An individual who receives an NSO or Stock Appreciation Right (“SAR”) will not recognize any taxable income upon the grant of such NSO or SAR. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

Individuals will recognize gain upon the disposition of any shares received upon exercise of an NSO or SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above, plus, in the case of an NSO, the exercise price previously paid for such shares. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to the exercise of his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Section 162(m) do not apply.

Restricted Stock Awards

Restricted stock awards granted by the Company fall within the Code’s guidelines for awards that are restricted as to transferability and subject to a substantial risk of forfeiture and, absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any.

If a Section 83(b) election is made, the individual will recognize ordinary income, as of the date the common stock is transferred to the individual, in an amount equal to the excess of the fair market value of the common stock as of that date over the amount paid for such stock, if any.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) do not apply.

Individuals will recognize gain upon the disposition of any shares received equal to the excess of (i) the amount realized on such disposition over (ii) the sum of the amount paid, if any, for such shares plus the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Stock Unit, Restricted Stock Unit, Performance Share and Dividend Equivalent Awards

Recipients of stock unit, restricted stock unit, performance share and dividend equivalent awards generally should not recognize taxable income until such awards are converted into cash or shares of common stock (as applicable). Upon conversion, the individual will normally recognize ordinary income equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the recipient, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 162(m) do not apply.

Individuals will recognize gain upon the disposition of any shares received upon conversion of the stock unit, restricted stock unit, performance share or dividend equivalent awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

Section 409A

Section 409A of the Code imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may be made only on specified dates or on or following the occurrence of certain events (e.g., the individual’s separation from service or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain officers and other individuals, Section 409A requires that such individual’s distributions of nonqualified deferred compensation in connection with a separation from service commence no earlier than six months after such individual’s separation from service.

Awards granted under the USIP with a deferral feature will generally be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest-like charges and penalties. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements.

Section 162(m)

See “Section 162(m); Performance-Based Compensation” above.

Section 280G

Under certain circumstances, accelerated vesting, exercise or payment of awards under the USIP in connection with a “change in control” of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Code Section 280G. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

New Plan Benefits

Because grants under the USIP are subject to the discretion of the Compensation Committee and, or, the Special Awards Committee, as applicable, it is not possible to determine the benefits that will be received by executive officers and other employees if the performance goals of the USIP are re-approved by the stockholders. The following table discloses the awards granted to the persons or groups specified below under the USIP during fiscal year 2014.

Name and Position	Number of Shares
Gregory E. Johnson,	217,980
Chairman of the Board, Chief Executive Officer and President, Director and nominee
Kenneth A. Lewis	31,433
Executive Vice President and Chief Financial Officer
Vijay C. Advani	83,661
Executive Vice President—Global Advisory Services
Jennifer M. Johnson	38,462
Executive Vice President and Chief Operating Officer
John M. Lusk	20,510
Executive Vice President—Investment Management
Samuel H. Armacost,	—
Director
Peter K. Barker,	2,367
Director and nominee,
Charles E. Johnson,	2,367
Director and nominee
Rupert H. Johnson, Jr.,	—
Director and nominee
Mark C. Pigott,	—
Director and nominee
Chutta Ratnathicam,	—
Director and nominee
Laura Stein,	—
Director and nominee
Anne M. Tatlock,	—
Director
Geoffrey Y. Yang,	2,367
Director and nominee
All current executive officers as a group	392,046
All current directors who are not executive officers as a group	7,101
(Any other person who received 5% of awards under the plan)	0
All employees, including all current officers who are not executive officers, as a group	2,250,834

Because it is within the Compensation Committee’s discretion to determine which directors and employees receive awards under the USIP, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive awards under the USIP.

RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of shares of common stock having a majority of the votes present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote is required for the re-approval of the material terms of the performance goals included in the USIP, for purposes of complying with the requirements of the “qualified performance-based compensation” exception of Section 162(m) of the Internal Revenue Code. If the Company’s stockholders do not approve the material terms of the performance goals included in the USIP, the Company will not be able to grant awards under the USIP, other than stock options and stock appreciation rights, that qualify as performance-based compensation under Code Section 162(m). Accordingly, such restricted stock awards will count against the $1 million deductible compensation limit otherwise imposed by Code Section 162(m). If the Company’s stockholders approve the material terms of the performance goals under the USIP, then re-approval of the material terms of the performance goals under the USIP under this rule will not be required for another five years.

The Board of Directors believes that the approval of the material terms of the performance goals under the USIP is in the best interest of the Company and its stockholders and recommends that the stockholders vote “FOR” the proposal.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS AT 2016 ANNUAL MEETING

If a stockholder intends to present any proposal for inclusion in the Company’s proxy statement in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, for consideration at the Company’s 2016 annual meeting of stockholders, the proposal must be received by the Secretary of the Company by September 24, 2015. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s Amended and Restated Bylaws contain an advance notice of stockholder business and nominations requirement (Section 2.3 of the Amended and Restated Bylaws), which generally prescribes the procedures that a stockholder of the Company must follow if the stockholder intends, at an annual or special meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business to be considered by stockholders. These procedures include, among other things, that the stockholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the stockholder comply with certain other requirements. Generally, in the case of an annual meeting of stockholders, a stockholder’s notice in order to be timely must be delivered in writing to the Secretary of the Company, at its principal executive office, not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company first (i) mailed its notice of annual meeting, proxy statement and proxy or (ii) sent its notice of annual meeting and notice of internet availability of its proxy materials, whichever is earlier, for the immediately preceding year’s annual meeting. As specified in the Amended and Restated Bylaws, different notice deadlines apply in the case of a special meeting, or when the date of an annual meeting is more than 30 days before or after the first anniversary of the prior year’s meeting. If a stockholder’s nomination or proposal is not in compliance with the procedures set forth in the Amended and Restated Bylaws, the Company may disregard such nomination or proposal.

Accordingly, if a stockholder of the Company intends, at the Company’s 2016 annual meeting of stockholders, to nominate a person for election to the Company’s Board of Directors or to propose other business, the stockholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on September 24, 2015, and not earlier than the close of business on August 25, 2015, and comply with the requirements of the Amended and Restated Bylaws. If a stockholder submits a proposal outside of Rule 14a-8 for the Company’s 2016 annual meeting of stockholders and such proposal is not delivered within the time frame specified in the Amended and Restated Bylaws, the Company’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of the Company to vote on such proposal.

Notices should be addressed in writing to: Maria Gray, Vice President and Secretary, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906.

CONTACT THE BOARD OF DIRECTORS

Stockholders and others may contact the Board, the non-management directors, the independent directors or any other individual director by sending a written communication appropriately addressed to:

Board of Directors

Franklin Resources, Inc.

c/o Maria Gray, Vice President and Secretary

One Franklin Parkway

San Mateo, CA 94403-1906

You may specify whether you would prefer to direct your communication to the full Board of Directors, only the non-management directors or any other particular individual director. Stockholders making such communications are encouraged to state that they are stockholders and provide the exact name in which their shares are held and the number of shares held.

In addition, the Company has established separate procedures for its employees to submit concerns on an anonymous and confidential basis regarding questionable accounting, internal accounting controls or auditing matters and possible violations of the Company’s Code of Ethics and Business Conduct, securities laws or other laws, which are available on the Company’s Intranet.

Non-employees may submit any complaint regarding accounting, internal accounting controls or auditing matters directly to the Audit Committee of the Board of the Directors by sending a written communication appropriately addressed to:

Audit Committee

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

ELECTRONIC ACCESS TO PROXY MATERIALS AND DIRECTIONS

Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, the Company’s proxy materials, including this Proxy Statement and our Annual Report, are available for you to review online. To request a paper copy of proxy materials, please call 1-800-579-1639, or you may request a paper copy by email at sendmaterial@proxyvote.com, or by logging onto www.proxyvote.com.

For directions to the Annual Meeting site, please visit our website at:

www.franklintempleton.com/retail/pages/generic_content/global_nav/contact_us/pub/offices_us.jsf

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy material, if applicable), please notify your bank or broker, or contact Investor Relations, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906, Telephone (650) 312-4091. The Company undertakes, upon oral or written request, to deliver promptly a separate copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of their communications should contact their bank or broker or Investor Relations at the contact address and telephone number provided above.

THE ANNUAL REPORT

The Company’s Annual Report for fiscal year 2014 is available for viewing on the Company’s website at www.franklinresources.com at “Annual Meeting Materials” under “Investor Relations—Stockholder Services”. Please read it carefully. However, the financial statements and the Annual Report do not legally form any part of this proxy soliciting material.

ANNUAL REPORT ON FORM 10-K

The Company filed with the SEC an annual report on Form 10-K for fiscal year ended September 30, 2014. Stockholders may obtain a copy, without charge, by visiting the Company’s website at www.franklinresources.com.

The Company will provide a copy of the fiscal year 2014 annual report on Form 10-K, including the financial statements and financial schedules, upon written request to the Company’s Secretary, Maria Gray, at the Company’s principal executive offices, Franklin Resources, Inc., One Franklin Parkway, San Mateo, CA 94403-1906. Additionally, we will provide copies of the exhibits to the annual report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

By order of the Board of Directors,

Maria Gray

Vice President and Secretary

January 22, 2015

APPENDIX A

FRANKLIN RESOURCES, INC.

2002 UNIVERSAL STOCK INCENTIVE PLAN

(as amended and restated effective October 22, 2012)

1.	GENERAL

1.1 Purpose. The Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”) has been established by Franklin Resources, Inc., a Delaware corporation (the “Company”) to (i) attract and retain persons eligible to participate in the 2002 Stock Plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify employees’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries.

1.2 Participation. Subject to the terms and conditions of the 2002 Stock Plan, a Committee shall determine and designate, from time to time, from among the Participants, those persons who will be granted one or more Awards under the 2002 Stock Plan. In the discretion of a Committee, a Participant may be granted any Award permitted under the provisions of the 2002 Stock Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the 2002 Stock Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3 Operation, Administration, and Definitions. The operation and administration of the 2002 Stock Plan, including the Awards made under the 2002 Stock Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the 2002 Stock Plan shall be defined as set forth in the 2002 Stock Plan (including the definition provisions of Section 8 of the 2002 Stock Plan).

1.4 Stock Subject to 2002 Stock Plan; Share Counting. Subject to the provisions of this Section 1.4 and Section 6.1 of the 2002 Stock Plan, the maximum aggregate number of shares which may be delivered pursuant to Awards, including without limitation, Options and SAR’s granted under the 2002 Stock Plan, is 40,000,000. The shares may be authorized, but unissued, or reacquired Common Stock.

(a) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards granted under the 2002 Stock Plan. Notwithstanding the foregoing or anything to the contrary herein, all Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the 2002 Stock Plan.

(b) If the exercise price of any Option granted under the 2002 Stock Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards (other than Options) granted under the 2002 Stock Plan.

(c) Subject to adjustment under Section 6.1, (i) the maximum number of shares that may be granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 Shares during any one-calendar-year period and (ii) the maximum number of Shares that may be granted to any one individual subject to Section 3 (relating to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards) shall be 1,000,000 Shares during any one-calendar-year period (regardless of when such Shares are deliverable).

2.	OPTIONS AND SARS

2.1 Options.

(a) An Option is a grant of rights to purchase Shares at an exercise price established by the Compensation Committee, subject to Section 2.3. Options granted under this Section 2 may be either Incentive Stock Options (“ISO”) or Nonstatutory Stock Options (“NSO”), as determined in the discretion of the Compensation Committee.

(b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be automatically treated as Nonstatutory Stock Options. For purposes of this paragraph 2.1(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the original date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the date the 2002 Stock Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of any Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(d) The date of grant of an Option shall, for all purposes, be the date on which the Compensation Committee makes the determination granting such Option, or such other date as is determined by the Compensation Committee. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

2.2 Stock Appreciation Rights. A “Stock Appreciation Right” (“SAR”) is a grant of rights to receive, in cash or Stock (as determined by the Compensation Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) a base appreciation amount established by the Compensation Committee, subject to Section 2.3.

2.3 Exercise Price. The exercise price or base appreciation amount (as applicable) of each Option and SAR shall be established by the Compensation Committee or shall be determined by a method established by the Compensation Committee at the time the Option or SAR is granted; provided that:

(a) In the case of an ISO,

(i) granted to an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

(ii) granted to any other employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(c) In the case of a SAR, the base appreciation amount shall be no less than 100% of the Fair Market Value per Share on the date of grant.

2.4 Time and Manner of Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by a Committee; subject to the following terms regarding Options:

(a) Termination of Employment. In the event of termination of an Optionee’s Continuous Status as an employee with the Company or one of its Subsidiaries, such Optionee may, but only within ninety (90) days after the date of such termination (or such other period as is set out by a Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(b) Disability of Optionee. Notwithstanding the provisions of paragraph 2.4(a) above, in the event of termination of an Optionee’s Continuous Status as an employee as a result of disability (as determined by a Committee in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of such termination (or such other period as is set out by a Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such other period as is set out by a Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

2.5 Payment of Exercise Price. Payment of the exercise price of an Option shall be subject to the following:

(a) The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by a Committee and described in paragraph 2.5(b), payment may be made as soon as practicable after the exercise).

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by a Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may, in the discretion of a Committee, consist entirely of (i) cash, (ii) check, (iii) delivery of authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (v) irrevocably authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (vi) any combination of the foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

2.6 Settlement of Award. Shares delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as a Committee may establish in the applicable Award Agreement at the time of grant. Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of a Committee. A Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option or an SAR as such Committee determines to be desirable.

3.	OTHER STOCK AWARDS

3.1 Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive Shares in the future.

(b) A “Performance Share” Award is a grant of a right to receive Shares or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Restricted Stock” Award is a grant of Shares, and a “Restricted Stock Unit” Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by a Committee.

3.2 Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a) Any such Awards shall be subject to such conditions, restrictions and contingencies as a Committee shall determine.

(b) A Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by a Committee for such Awards shall be based on any one or more of the criteria attached hereto on Attachment I, as selected and further defined by the Compensation Committee. The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and shall be subject to the individual share limit set out in Section 1.4(c) above.

4.	OPERATION AND ADMINISTRATION

4.1 Effective Date. The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan shall be unlimited in duration and, in the event of the 2002 Stock Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the 2002 Stock Plan after March 15, 2021.

4.2 Term of Awards. Subject to the limitations of Section 2.1(c), the term of each Award under the 2002 Stock Plan shall be the term stated in the applicable Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

4.3 General Restrictions. Delivery of Shares or other amounts under the 2002 Stock Plan shall be subject to the following:

(a) Notwithstanding any other provision of the 2002 Stock Plan, the Company shall have no liability to deliver any Shares under the 2002 Stock Plan or make any other distribution of benefits under the 2002 Stock Plan unless such delivery or distribution would comply with all Applicable Laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) Shares issued under the 2002 Stock Plan may be certificated or, to the extent not prohibited by Applicable Law or the applicable rules of any stock exchange, non-certificated.

4.4 Tax Withholding. All distributions under the 2002 Stock Plan are subject to withholding of all applicable taxes, and a Committee may condition the delivery of any Shares or other benefits under the 2002 Stock Plan on satisfaction of the applicable withholding obligations. A Committee, in its discretion, and subject to such requirements as such Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the 2002 Stock Plan, provided; however, that in either case only the number of Shares sufficient to satisfy the Company’s minimum required tax withholding obligations may be surrendered to the Company.

4.5 Use of Shares. Subject to the overall limitation on the number of Shares that may be delivered under the 2002 Stock Plan, a Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by a Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as a Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as a Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as a Committee shall determine. A Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the 2002 Stock Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by a Committee.

4.8 Non-alienation of Awards. Unless specifically provided by a Committee in the Award Agreement, Awards under the 2002 Stock Plan may not be sold, assigned, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and are nontransferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that an Award Agreement shall not provide that an Award is transferable during the lifetime of the Participant, except to the extent that such Award Agreement permits transfers made to family members, to family trusts, to family controlled entities, to charitable organizations, and/or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the

Participant. Any attempt to sell, assign, convey, hypothecate, encumber, anticipate, transfer, or otherwise dispose of any Award under the 2002 Stock Plan in violation of this Section 4.8 shall be void, and no Shares or cash subject to any Award shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the 2002 Stock Plan, and any permitted modification, or revocation thereof, shall be in writing filed with a Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the 2002 Stock Plan, as such Committee shall require.

4.10 Agreement With Company. An Award under the 2002 Stock Plan shall be subject to such terms and conditions, not inconsistent with the 2002 Stock Plan, as a Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by a Committee. A copy of such document shall be provided to the Participant, and a Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the 2002 Stock Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Parent or Subsidiary shall be by resolution of: (i) in the case of a corporation, its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of the Company, (ii) in the case of a limited liability company, its member(s), and (iii) in the case of a partnership, its general partner.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the 2002 Stock Plan, acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the 2002 Stock Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the 2002 Stock Plan, unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the 2002 Stock Plan shall constitute a guarantee that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

(b) The 2002 Stock Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the 2002 Stock Plan, unless such right or claim has specifically accrued under the terms of the 2002 Stock Plan. Except as otherwise provided in the 2002 Stock Plan, no Award under the 2002 Stock Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.	COMMITTEES

5.1 Committees. The authority to control and manage the operation and administration of the 2002 Stock Plan shall be vested in a committee or committees established by the Board with such powers and authority as shall be determined by the Board in its discretion (each such committee, a “Committee”). In addition to any other Committee established by the Board, the Compensation Committee of the Board (the “Compensation

Committee”) shall be considered a Committee hereunder and shall be comprised, unless otherwise determined by the Board, solely of not less than two members of the Board who shall be “outside” directors within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. If a Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2002 Stock Plan that would otherwise be the responsibility of a Committee.

5.2 Powers of Committee. Each Committee’s administration of the 2002 Stock Plan shall be subject to the authority granted to such Committee by the Board and the following:

(a) Subject to the provisions of the 2002 Stock Plan, a Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (provided that, for purposes of Section 162(m) of the Code, performance measures shall be based on one or more of the criteria set out on Attachment I hereto), restrictions, and other provisions of such Awards, and (subject to Section 7) to cancel or suspend Awards.

(b) To the extent that a Committee determines that the restrictions imposed by the 2002 Stock Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, such Committee will have the authority and discretion to modify those restrictions as such Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) A Committee may grant Awards to Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. A Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign government entity; provided however that no such Awards may be granted under this 2002 Stock Plan and no action may be taken which would result in a violation of the Exchange Act, the Code or any other Applicable Law.

(d) In controlling and managing the operation and administration of the 2002 Stock Plan, a Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and Applicable Law.

(e) Notwithstanding anything in the 2002 Stock Plan to the contrary, (i) the reduction of the exercise price of any Option awarded under the 2002 Stock Plan and the base appreciation amount of any SAR awarded under the 2002 Stock Plan shall be subject to stockholder approval and (ii) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock Award, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock Award, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval.

(f) Notwithstanding the authority granted to any other Committee, the Compensation Committee will have the sole authority and discretion to interpret the 2002 Stock Plan, to establish, amend, and rescind any rules and regulations relating to the 2002 Stock Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2002 Stock Plan.

(g) Any interpretation of the 2002 Stock Plan by the Compensation Committee and any decision made by it under the 2002 Stock Plan shall be final and binding on all persons.

5.3 Delegation by Compensation Committee. Except to the extent prohibited by Applicable Law or the applicable rules of a stock exchange, a Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its ministerial duties to any person or persons selected by it. Any such allocation or delegation may be revoked by a Committee at any time.

5.4 Information to be Furnished to Committee. The Company and its Subsidiaries shall furnish any Committee with such data and information as such Committee determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants must furnish a Committee such evidence, data or information as such Committee considers desirable to carry out the terms of the 2002 Stock Plan in order to be entitled to benefits under the 2002 Stock Plan.

6.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION

6.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, (a) the number and/or class of securities covered by each outstanding Award, (b) the price per share covered by each such outstanding Award, (c) the number and/or class of securities which have been authorized for issuance under the 2002 Stock Plan but as to which no Awards have yet been granted or which have been returned to the 2002 Stock Plan upon cancellation or expiration of an Award, and (d) the maximum number of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Units Awards and Performance Share Awards which may be granted to any Participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee. The Compensation Committee shall also make adjustments described in (a)-(d) of this Section 6.1 in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend. In determining adjustments to be made under this Section 6.1, the Compensation Committee may take into account such factors as it deems appropriate, including (i) the restrictions of Applicable Law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than an ordinary cash dividend, made by the Compensation Committee shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

6.2 Transactions. In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the Award or substitute an equivalent Award, the Compensation Committee shall make a determination (subject to Section 7) as to the equitable treatment of outstanding Awards under the 2002 Stock Plan and shall notify Participants of such treatment no later than ten (10) days prior to such proposed Transaction. To the extent it has not been previously exercised, an Award that is not assumed will terminate immediately prior to the consummation of such proposed Transaction.

7.	AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the 2002 Stock Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 2002 Stock Plan prior to the date such amendment is adopted by the Board; provided that modifications or adjustments pursuant to Sections 6.1 or 6.2 or that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall in no event be deemed to have an adverse effect on any Award, and (ii) no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, the requirements of any applicable stock exchange, or if such amendment would lessen the stockholder approval requirements of Section 5.2(g) or this Section 7.

8.	DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Applicable Law means the corporate, securities and tax laws (including, without limitation, the Delaware corporate law, the Exchange Act, the Securities Act of 1933 and the Code) applicable to the establishment and administration of employee stock incentive plans and the grant of awards thereunder.

(b) Award. The term “Award” shall mean any award or benefit granted under the 2002 Stock Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c) Board. The term “Board” shall mean the Board of Directors of the Company.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Common Stock shall mean the common stock, par value, $.10 per share, of the Company.

(f) Continuous Status as an Employee means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(g) Exchange Act means the Securities Exchange Act of 1934, as amended.

(h) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock granted pursuant to the 2002 Stock Plan as of any date, the following rules shall apply:

(i) If the principal market for the Stock is the New York Stock Exchange (“NYSE”), then the “Fair Market Value” as of that date shall be the closing price of the stock on the NYSE composite tape on that date as reported in the Wall Street Journal for such date;

(ii) If the principal market for the Stock is the another national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported composite sale prices of the Stock on that date on such exchange for such date;

(iii) If sale prices are not available or if the principal market for the Stock is not the NYSE or another national securities exchange and the Stock is not quoted on the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iv) If the day is not a business day or a day in which the Stock is traded, and as a result, paragraphs (i), (ii) and (iii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding day in which the Stock is traded. If paragraphs (i), (ii) and (iii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Compensation Committee.

(i) Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j) Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(k) Optionee means a Participant who receives an Option.

(l) Parent means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(m) Participants. The term “Participant” shall mean any executive, employee or director of the Company, or its Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or its Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services. The term “Participant” also includes any non-employee director of the Company, or its Subsidiary.

(n) Performance Measures means the business criteria applicable to the grant of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(o) Share means a share of the Common Stock, as adjusted in accordance with Section 6 of the 2002 Stock Plan.

(p) Stock. The term “Stock” shall mean shares of Common Stock of the Company.

(q) Subsidiary or Subsidiaries. The term “Subsidiary” or “Subsidiaries” mean any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

9.	PLAN HISTORY

The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan was originally approved by the stockholders of the Company on January 30, 2003. The Board approved an amendment and restatement of the 2002 Stock Plan on December 16, 2004 to (a) include additional Performance Measures and (b) amend Section 6.1 to increase the scope of adjustments that may be made as a result of changes in capitalization of the Company, which amendment and restatement was approved by the stockholders of the Company on January 25, 2005. The Board approved a further amendment and restatement of the 2002 Stock Plan on December 18, 2009 to (a) revise the Performance Measures such that they conform to the Performance Goals under the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan and (b) make certain administrative updates, which amendment and restatement became effective upon its approval by the stockholders of the Company on March 16, 2010. The Board approved a further amendment and restatement of the 2002 Stock Plan on December 16, 2010 to increase the number of authorized Shares subject to the 2002 Stock Plan by ten million (10,000,000) Shares, for a total maximum aggregate of forty million (40,000,000) Shares, which amendment and restatement became effective upon its approval of the stockholders of the Company on March 15, 2011. The Board approved a further amendment and restatement of the 2002 Stock Plan on October 22, 2012 to permit additional committees of the Board to exercise certain authority under the Plan, which amendment and restatement was not subject to the approval of the stockholders of the Company.

ATTACHMENT I

PERFORMANCE MEASURES

The Compensation Committee shall grant performance-based compensation Awards tied to one or more of the following business criteria:

(a) annual revenue,

(b) budget comparisons,

(c) controllable profits,

(d) Company earnings per share,

(e) expense management,

(f) improvements in capital structure,

(g) net income,

(h) net or gross sales,

(i) operating income (pre- or post-tax),

(j) profit margins,

(k) operating or gross margin,

(l) profitability of an identifiable business unit or product,

(m) return on investments,

(n) return on sales,

(o) return on stockholders’ equity,

(p) total return to stockholders,

(q) assets under management,

(r) investment management performance,

(s) mutual and other investment fund performance,

(t) institutional account performance,

(u) high net worth and other separate account performance,

(v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends),

(w) price of the shares or any other publicly traded securities of the Company,

(x) reduction in costs,

(y) return on capital, including return on total capital or return on invested capital,

(z) improvement in or attainment of expense levels or working capital levels, and

(aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures.

The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Compensation Committee, occurring after the establishment of the Performance Measures applicable to an Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the Performance Measures are established if so determined by the Compensation Committee.

ONE FRANKLIN PARKWAY SAN MATEO, CA 94403-1906	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time on March 10, 2015. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on March 6, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time on March 10, 2015. Franklin Templeton 401(k) Retirement Plan participants must vote by 2:00 p.m., Eastern Time on March 6, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80714-P57808-Z64399	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRANKLIN RESOURCES, INC.

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors	For	Against	Abstain				For	Against	Abstain
Nominees:
	1a. Peter K. Barker	☐	☐	☐		1h. Laura Stein		☐	☐	☐
	1b. Mariann Byerwalter	☐	☐	☐		1i. Seth H. Waugh		☐	☐	☐
	1c. Charles E. Johnson	☐	☐	☐		1j. Geoffrey Y. Yang		☐	☐	☐
	1d. Gregory E. Johnson 1e. Rupert H. Johnson, Jr. 1f. Mark C. Pigott 1g. Chutta Ratnathicam For address changes and/or comments, please check this box and write them on the back where indicated.	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.		☐	☐	☐

3.

To submit for re-approval the material terms of the performance goals included in the Company’s 2002 Universal Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

								☐	☐	☐

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Admission Ticket – Not Transferable

FRANKLIN RESOURCES, INC.

2015 Annual Meeting of Stockholders

March 11, 2015, 9:30 am, Pacific Time

H.L. Jamieson Auditorium

One Franklin Parkway, Building 920

San Mateo, California 94403

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M80715-P57808-Z64399

FRANKLIN RESOURCES, INC.
This proxy card/voting instruction form is solicited on behalf of the Board of Directors

With this proxy, the stockholder signing on the reverse side appoints Gregory E. Johnson, Rupert H. Johnson, Jr. and Maria Gray (the “proxy holders”), or any one of them, as the stockholder’s proxies with full power of substitution. The stockholder appoints the proxy holders collectively and as individuals, to vote all the stockholder’s shares of Franklin Resources, Inc. (the “Company”) common stock at the Annual Meeting of Stockholders, and at any and all adjournments or postponements of the meeting, on the matters set forth on the reverse side of this card. This proxy card also provides voting instructions for Franklin Templeton 401(k) Retirement Plan participants. The Annual Meeting of Stockholders will be held on Wednesday, March 11, 2015, at 9:30 a.m., Pacific Time, in the H.L. Jamieson Auditorium, One Franklin Parkway, Building 920, San Mateo, California.

The Board of Directors has solicited this proxy and it will be voted as specified on this proxy card on the proposals proposed by the Company listed on the reverse side. If you do not mark any votes or abstentions, this proxy will be voted FOR all nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, and FOR the re-approval of the material terms of the performance goals included in the Company’s 2002 Universal Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code. If any other matters come before the meeting to be voted on, the proxy holders named in this proxy will vote, act and consent on those matters in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued on the reverse side. Must be signed and dated on the reverse side.

Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.